                            STOCK PURCHASE AGREEMENT



                                  by and among



                      FISHER SCIENTIFIC INTERNATIONAL INC.

                                       and



                               THE SHAREHOLDERS OF



                         COLE-PARMER INSTRUMENT COMPANY,

                          LABCOR TECHNICAL SALES, INC.

                                       and

                             SPECIALTY MOTORS, INC.







                          Dated as of September 4, 2001

                                TABLE OF CONTENTS
                                -----------------



                                                                                                              PAGE

ARTICLE I SALE OF STOCK...........................................................................................1
     Section 1.1     Sale of Stock................................................................................1
     Section 1.2     Purchase Price...............................................................................1
     Section 1.3     Instruments of Conveyance and Transfer.......................................................2
     Section 1.4     Closing......................................................................................2
     Section 1.5     Transfer Taxes...............................................................................2
     Section 1.6     Deliveries by the Sellers....................................................................2
     Section 1.7     Deliveries by the Purchaser..................................................................2

ARTICLE II REPRESENTATIONS OF EACH SELLER RELATING TO THE SELLER..................................................3
     Section 2.1     Ownership of Stock...........................................................................3
     Section 2.2     Authorization and Validity of Agreement......................................................3
     Section 2.3     Consents and Approvals:  No Violations.......................................................4
     Section 2.4     Broker's or Finder's Fees....................................................................4

ARTICLE III REPRESENTATIONS OF THE SELLERS RELATING TO THE COMPANIES..............................................4
     Section 3.1     Existence and Good Standing..................................................................4
     Section 3.2     Capital Stock................................................................................5
     Section 3.3     Subsidiaries.................................................................................5
     Section 3.4     Consents and Approvals; No Violation.........................................................6
     Section 3.5     Financial Statements.........................................................................6
     Section 3.6     Properties...................................................................................7
     Section 3.7     Absence of Certain Changes or Events.........................................................8
     Section 3.8     Litigation...................................................................................9
     Section 3.9     Intellectual Property........................................................................9
     Section 3.10    Taxes.......................................................................................11
     Section 3.11    Compliance with Laws; Permits...............................................................12
     Section 3.12    Employee Benefit Plans......................................................................13
     Section 3.13    Transactions with Affiliates................................................................15
     Section 3.14    Insurance...................................................................................15
     Section 3.15    Environmental Matters.......................................................................15
     Section 3.16    Receivables.................................................................................17
     Section 3.17    Inventories.................................................................................17
     Section 3.18    Certain Contracts...........................................................................17
     Section 3.19    Labor Matters...............................................................................18
     Section 3.20    Disclaimer of Certain Warranties............................................................19
     Section 3.21    No Undisclosed Liabilities..................................................................19
     Section 3.22    Product Liability...........................................................................19

ARTICLE IV REPRESENTATIONS OF THE PURCHASER......................................................................19
     Section 4.1     Existence and Good Standing of the Purchaser; Authorization.................................20
     Section 4.2     Consents and Approvals; No Violations.......................................................20
     Section 4.3     Securities Laws Representations.............................................................20
     Section 4.4     Available Funds.............................................................................21
     Section 4.5     Litigation..................................................................................21
     Section 4.6     Broker's or Finder's Fees...................................................................21

ARTICLE V COVENANTS .............................................................................................21
     Section 5.1     Conduct of Business of the Companies........................................................21
     Section 5.2     Review of the Companies; Access to Properties and Records...................................22
     Section 5.3     Commercially Reasonable Efforts.............................................................23
     Section 5.4     Directors' and Officers' Indemnification....................................................23
     Section 5.5     Affected Employees..........................................................................24
     Section 5.6     Employee Benefits...........................................................................24
     Section 5.7     Sellers Non-Compete.........................................................................25
     Section 5.8     Transfer of Certain Non-Operating Assets and Liabilities....................................25
     Section 5.9     Notification of Certain Matters.............................................................25
     Section 5.10    No Solicitation of Competing Transaction....................................................25
     Section 5.11    Subsequent Actions..........................................................................26
     Section 5.12    Adoption of Employee Bonus and Severance Plan...............................................26
     Section 5.13    Financial Statements........................................................................26
     Section 5.14    Transfers of Shares to Trusts...............................................................26

ARTICLE VI TAXES; ALLOCATION OF PURCHASE PRICE...................................................................27
     Section 6.1     Indemnification.............................................................................27
     Section 6.2     Filing Responsibility.......................................................................28
     Section 6.3     Cooperation.................................................................................28
     Section 6.4     Section 338 Elections and Forms; Allocation of Purchase Price...............................29
     Section 6.5     Refunds or Credits..........................................................................29
     Section 6.6     Contests....................................................................................30
     Section 6.7     Characterization of Indemnification Payments................................................30
     Section 6.8     Survival and Exclusivity....................................................................30

ARTICLE VII CONDITIONS TO THE PURCHASER'S OBLIGATIONS............................................................31
     Section 7.1     Truth of Representations and Warranties.....................................................31
     Section 7.2     Performance of Agreements...................................................................31
     Section 7.3     No Injunction...............................................................................31
     Section 7.4     Governmental and Other Approvals............................................................31
     Section 7.5     Resignations................................................................................31
     Section 7.6     FIRPTA Certificate..........................................................................31
     Section 7.7     Delivery of Financial Statements............................................................32
     Section 7.8     Patents on Schedule 3.9(b)..................................................................32
     Section 7.9     Section 116(2) Certificate..................................................................32
     Section 7.10    Termination of Stock Transfer Agreement.....................................................32

ARTICLE VIII CONDITIONS TO THE SELLERS' OBLIGATIONS..............................................................32

     Section 8.1     Truth of Representations and Warranties.....................................................32
     Section 8.2     Performance of Agreements...................................................................33
     Section 8.3     No Injunction...............................................................................33
     Section 8.4     Governmental Approvals......................................................................33

ARTICLE IX SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..........................................................33
     Section 9.1     Survival of Representations.................................................................33
     Section 9.2     Indemnities.................................................................................33
     Section 9.3     Limits on Indemnification...................................................................35

ARTICLE X TERMINATION............................................................................................36
     Section 10.1    Termination.................................................................................36
     Section 10.2    Effect of Termination.......................................................................37

ARTICLE XI MISCELLANEOUS.........................................................................................37
     Section 11.1    Expenses....................................................................................37
     Section 11.2    Governing Law; Consent to Jurisdiction......................................................38
     Section 11.3    Captions....................................................................................38
     Section 11.4    Publicity...................................................................................38
     Section 11.5    Business Records............................................................................38
     Section 11.6    Notices.....................................................................................39
     Section 11.7    Sellers' Representatives....................................................................40
     Section 11.8    Parties in Interest.........................................................................40
     Section 11.9    Counterparts................................................................................40
     Section 11.10   Entire Agreement............................................................................40
     Section 11.11   Interpretation..............................................................................40
     Section 11.12   Third Party Beneficiaries...................................................................41
     Section 11.13   Attorneys' Fees and Costs...................................................................41
     Section 11.14   Amendments; Waivers.........................................................................41

                         ANNEXES
                         -------



ANNEX A  Ownership of Stock                      A-1
ANNEX B  Form of Employee Bonus Plan             B-1
ANNEX C  Allocation of Purchase Price            C-1
ANNEX D  FIRPTA Certificate                      D-1
ANNEX E  Joinder Agreement                       E-1

                             INDEX OF DEFINED TERMS
                             ----------------------


116(2) Certificate...............................................................................................29
1933 Act.........................................................................................................19
2000 Original CPIC Financial Statements...........................................................................6
2000 LTSI Balance Sheet...........................................................................................6
2000 LTSI Financial Statements....................................................................................6
2000 SMI Balance Sheet............................................................................................6
2000 SMI Financial Statements.....................................................................................6
2000 Reissued CPIC Balance Sheets.................................................................................6
2000 Reissued CPIC Financial Statements...........................................................................6
2001 Balance Sheet................................................................................................6
2001 Financial Statements.........................................................................................6
Acquisition Proposal.............................................................................................24
Affected Employees...............................................................................................22
Affiliate Leased Real Property...................................................................................15
Affiliate(s).....................................................................................................14
Agreement.........................................................................................................1
Balance Sheets....................................................................................................6
business day.....................................................................................................37
Closing...........................................................................................................2
Closing Date......................................................................................................2
COBRA............................................................................................................22
Code.............................................................................................................12
Companies.........................................................................................................1
Companies' knowledge.............................................................................................37
Company...........................................................................................................1
Company Plans....................................................................................................12
Confidentiality Agreement........................................................................................21
CP Plan..........................................................................................................22
CPIC..............................................................................................................1
Damages..........................................................................................................30
Encumbrances......................................................................................................3
Environmental Claim..............................................................................................15

Environmental Law................................................................................................15
Environmental Permits............................................................................................15
ERISA............................................................................................................11
ERISA Affiliate..................................................................................................12
Financial Statements..............................................................................................6
FIRPTA Certificate...............................................................................................29
Form 8023........................................................................................................26
GAAP..............................................................................................................6
Governmental Authority............................................................................................3
Hazardous Materials..............................................................................................16
Hazardous Waste Manifest.........................................................................................16
HSR Act...........................................................................................................3
Indemnified Party................................................................................................31
Indemnifying Party...............................................................................................31
Indemnity Claim..................................................................................................32
Intellectual Property.............................................................................................8
IP Agreement......................................................................................................8
ITA..............................................................................................................29
JCP..............................................................................................................23
JJC..............................................................................................................23
Leased Real Property..............................................................................................7
LTSI..............................................................................................................1
Material Adverse Effect...........................................................................................4
Material Contracts...............................................................................................16
Other Filings....................................................................................................21
Owned Real Property...............................................................................................6
Permitted Encumbrances............................................................................................6
Person............................................................................................................3
Proportionate Indemnity Interest.................................................................................30
Proportionate Interest............................................................................................1
Purchase Price....................................................................................................1
Purchaser.........................................................................................................1
Purchaser Indemnified Parties....................................................................................25
Sale..............................................................................................................1
Section 338(h)(10) Election......................................................................................26
Seller............................................................................................................1
Sellers...........................................................................................................1
Sellers' knowledge...............................................................................................37

Sellers' Representatives.........................................................................................36
SMI...............................................................................................................1
Stock.............................................................................................................1
Straddle Period..................................................................................................25
Subsidiary........................................................................................................5
Tax..............................................................................................................10
Tax Benefit......................................................................................................32
Tax Return.......................................................................................................10
Tax Returns......................................................................................................10
Taxes............................................................................................................10
Third Party Claims...............................................................................................31
Transfer Taxes....................................................................................................2
WARN Act.........................................................................................................17
Welfare Plans....................................................................................................22

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 4, 2001, by and among the shareholders set forth on the signature pages hereof (each, a "SELLER" and collectively, the "SELLERS") of Cole-Parmer Instrument Company, an Illinois corporation ("CPIC"), Labcor Technical Sales, Inc., an Ontario corporation ("LTSI"), and Specialty Motors, Inc., a California corporation ("SMI") (each such company, or any Subsidiary or Subsidiaries thereof, a "COMPANY" and collectively, the "COMPANIES"), and Fisher Scientific International Inc., a Delaware corporation (the "PURCHASER").

                                   WITNESSETH:

         WHEREAS, the Sellers are the owners of all of the outstanding capital stock of CPIC, LTSI and SMI (collectively, the "STOCK"); and

         WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, the Stock in accordance with and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                 SALE OF STOCK

         Section 1.1 SALE OF STOCK. Subject to the terms and conditions herein stated, each Seller severally agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, and the Purchaser agrees to purchase and accept from the Sellers on the Closing Date, all of the shares of Stock owned by the Sellers (the "SALE"). The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the applicable Sellers.

         Section 1.2 PURCHASE PRICE.

                  (a) The purchase price for the Sale of the Stock (the "PURCHASE PRICE") is (i) $208,322,116 less (ii) the aggregate amount of obligations of any Company relating to any mortgages, loan agreements, capital leases, letters of credit, payments in respect of the deferred purchase price of property or any other agreement relating to the borrowing of money or extension of credit, including accrued and unpaid interest thereon, with or from any Person other than the Companies outstanding at the time of Closing.

                  (b) On the Closing Date, the Purchaser shall pay to each Seller, by wire transfer of immediately available funds to the account or accounts designated by the Sellers on or before the second business day prior to the Closing, such Seller's Proportionate Interest in the Purchase Price. "PROPORTIONATE INTEREST," as used herein, shall mean, with respect to each Seller, the percentage interest set across from such Seller's name on SCHEDULE
1.2 which schedule shall be updated and delivered by or on behalf of the Sellers to the Purchaser no later than two business days prior to the Closing Date.

         Section 1.3 INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, the Sellers shall, and shall cause each Company to, deliver or cause to be delivered to the Purchaser such deeds, bills of sale, endorsements, consents, assignments, schedules and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem necessary or appropriate or as may be required by the jurisdiction of organization of each Company to vest in the Purchaser all right, title and interest in the Stock (including such supplemental purchase agreements, consistent with the provisions of this Agreement, as may be required to be executed and delivered by the Purchaser and the Sellers pursuant to the laws and regulations of any foreign jurisdiction).

         Section 1.4 CLOSING. The closing of the Sale (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of Schiff Hardin & Waite, 6600 Sears Tower, Chicago, Illinois, as promptly as practicable following, but in no event later than the third business day after, the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, unless another date or place is agreed in writing by the Sellers' Representatives and the Purchaser. Such time and date are herein referred to as the "CLOSING DATE."

         Section 1.5 TRANSFER TAXES. The Sellers, on the one hand, and the Purchaser, on the other hand, shall each pay and be responsible for 50% of all stamp, transfer, documentary, sales, use, value added, registration, property, real estate gain, excise and other such taxes and fees (including any penalties and interest), if any, incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "TRANSFER TAXES").

         Section 1.6 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver to the Purchaser:

                  (a) certificates representing the number of shares of Stock set opposite such Seller's name on ANNEX A attached hereto, each such certificate to be duly and validly endorsed in favor of the Purchaser or accompanied by a separate stock power duly and validly executed by such Seller and otherwise sufficient to vest in the Purchaser title to such Stock;

                  (b) a certificate signed by the Sellers certifying as to the amount outstanding immediately prior to the Closing of the obligations referred to in Section 1.2(a)(ii) for borrowed money and extensions of credit of the Companies including all accrued and unpaid interest thereon; and

                  (c) such other documents, instruments and writings as may be reasonably requested by the Purchaser at or prior to the Closing pursuant to this Agreement or otherwise in connection herewith.

         Section 1.7 DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver to each Seller:

                  (a) such Sellers' Proportionate Interest in the Purchase Price; and

                  (b) such other documents, instruments and writings as may be reasonably requested by the Sellers' Representatives at or prior to the Closing pursuant to this Agreement or otherwise in connection herewith.

                                   ARTICLE II

              REPRESENTATIONS OF EACH SELLER RELATING TO THE SELLER

         Each Seller hereby severally represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing as set forth below. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all relevant purposes of this Agreement and are exceptions by the Sellers to all representations and warranties set forth in this Agreement; PROVIDED, THAT, there are no exceptions, modifications, descriptions or disclosures to Section 3.5 and the only exceptions, modifications, descriptions or disclosures to Sections 3.7 and 3.13 are those set forth in
SCHEDULE 3.7 and 3.13, respectively.

         Section 2.1 OWNERSHIP OF STOCK. Such Seller is the record and beneficial owner of all of the shares of Stock which are set forth next to its name on ANNEX A attached hereto, which are free and clear of all mortgages, liens, pledges, charges, encumbrances, restrictions and claims of every kind and character ("ENCUMBRANCES"). There are no existing (a) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character to which such Seller is a party obligating such Seller to transfer or sell, or cause to be transferred or sold, any shares of capital stock or other equity interest in CPIC, LTSI, SMI or any Subsidiary thereof, or securities convertible into or exchangeable for such shares or equity interests; (b) rights or obligations of such Seller to purchase or otherwise acquire any capital stock of CPIC, LTSI, SMI or any Subsidiary or Affiliate thereof or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company; or (c) voting trusts, stockholders' agreements or similar agreements to which such Seller is a party with respect to CPIC, LTSI, SMI or any Subsidiary thereof. The delivery to the Purchaser of the Stock owned by such Seller in accordance with the terms and provisions of this Agreement will transfer to the Purchaser valid title thereto, free and clear of any and all Encumbrances other than any Encumbrances arising from the acts or omissions of the Purchaser. Such Seller does not own or have the right to acquire any securities issued by CPIC, LTSI, SMI or any Subsidiary thereof that are not listed on ANNEX A.

         Section 2.2 AUTHORIZATION AND VALIDITY OF AGREEMENT.

                  (a) Such Seller is a natural person or a legal entity of the type set forth opposite such Seller's name in ANNEX A. Such Seller who is a natural person is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Seller which is not a natural person has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly and validly executed and delivered by such Seller and, assuming the due execution of this Agreement by the Purchaser and each of the other Sellers, is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         Section 2.3 CONSENTS AND APPROVALS: NO VIOLATIONS. Assuming that filings required, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any foreign antitrust, competition or investment laws and regulations, are made and the waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Sale and the other transactions contemplated by this Agreement (a) will not violate any statute, rule, regulation, order or decree of any foreign, federal, state or local governmental or regulatory body, agency or authority ("GOVERNMENTAL AUTHORITY") by which such Seller is bound or by which any of its respective properties or assets are bound, (b) will not require any permit, consent or approval of, or the giving of any notice to, or filing with, any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other person (a "PERSON"), and (c) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, loss of rights or benefits, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of such Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which such Seller is a party, or by which it or any of its respective properties or assets may be bound, excluding from the foregoing clauses filings, permits, consents, approvals and notices the absence of which, and violations, breaches, defaults, conflicts and Encumbrances, the existence of which, in the aggregate, will not prevent or materially delay such Seller from performing its obligations hereunder or have a Material Adverse Effect.

         Section 2.4 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of such Seller or any of the Companies is, or will be, entitled to any investment banking commission, broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement, except for Robert W. Baird & Co. Incorporated, whose fees and expenses will be paid by CPIC prior to the Closing.

                                  ARTICLE III

            REPRESENTATIONS OF THE SELLERS RELATING TO THE COMPANIES

         Each Seller hereby severally represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing (or, if made as of a specified date, as of such date) as set forth below. The exceptions, modifications, descriptions and disclosures in any Schedule attached hereto are made for all relevant purposes of this Agreement and are exceptions by the Sellers to all representations and warranties set forth in this Agreement; PROVIDED, THAT, there are no exceptions, modifications, descriptions or disclosures to Section 3.5 and the only exceptions, modifications, descriptions or disclosures to Sections 3.7 and 3.13 are those set forth in Schedule 3.7 and 3.13, respectively.

         Section 3.1 EXISTENCE AND GOOD STANDING. CPIC, LTSI and SMI are corporations duly incorporated, validly existing and in good standing under the laws of Illinois, Ontario and California, respectively, and have all requisite corporate power and authority to own, lease and operate their properties and assets and to carry on their business as currently being conducted. CPIC, LTSI and SMI are duly qualified or licensed as foreign corporations to conduct their business as is currently being conducted and, to the extent applicable, are in good standing in each jurisdiction in which the character or location of the property and assets owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means any change, effect, event or occurrence that is materially adverse to, or has a materially adverse effect on, the business, assets, liabilities (absolute, accrued, contingent or otherwise), condition (whether financial or otherwise) or results of operations of CPIC, LTSI, SMI and their Subsidiaries, taken as a whole, other than any change, effect, event or occurrence (a) relating to the business, financial condition or results of operations of CPIC, LTSI, SMI or any of their Subsidiaries that has been disclosed in SCHEDULE 3.1, (b) resulting from general economic, financial, regulatory or market conditions, (c) resulting from conditions or circumstances generally affecting the industry in which the Companies operate, or (d) resulting from the announcement of the Sale or the other transactions contemplated herein or in any other agreement or document executed and delivered pursuant to this Agreement. Each of CPIC, LTSI, and SMI has heretofore delivered to the Purchaser complete and correct copies of its certificate of incorporation and by-laws as presently in effect.

         Section 3.2 CAPITAL STOCK. SCHEDULE 3.2 sets forth the authorized, issued and outstanding capital stock of CPIC, LTSI, SMI and each of their Subsidiaries. All of the outstanding shares of capital stock of CPIC, LTSI, SMI and their Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. There are no existing (a) options, warrants, calls, pre-emptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating CPIC, LTSI, SMI or any of their Subsidiaries to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or other equity interest in CPIC, LTSI, SMI or any such Subsidiary or securities convertible into or exchangeable for such shares or equity interests except as set forth in
SCHEDULE 3.2(a); (b) rights or obligations of CPIC, LTSI, SMI or any of their Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of CPIC, LTSI,

SMI or any such Subsidiary, or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other Person except as set forth in SCHEDULE 3.2(b); or (c) voting trusts, stockholders' agreements or similar agreements to which CPIC, LTSI, SMI or any of their Subsidiaries are a party with respect to CPIC, LTSI, SMI or any such Subsidiary except as set forth in SCHEDULE 3.2(c).

         Section 3.3 SUBSIDIARIES. SCHEDULE 3.3(a) sets forth all of the Subsidiaries of CPIC, LTSI and SMI, their respective jurisdictions of incorporation, the authorized and outstanding capital of each Subsidiary and the jurisdictions in which each such Subsidiary is qualified to do business. Each Subsidiary of CPIC, LTSI and SMI is wholly owned, directly or indirectly, by CPIC, LTSI or SMI, except as set forth in SCHEDULE 3.3(b). None of the Subsidiary shares identified in SCHEDULE 3.3(b) are being sold to the Purchaser in the Sale or otherwise hereunder. No Company owns, directly or indirectly, any capital stock or other equity securities of any corporation other than a Subsidiary or has any direct or indirect equity or ownership interest in any business other than a Subsidiary. All of the outstanding capital stock of each Subsidiary owned directly or indirectly by CPIC, LTSI or SMI is free and clear of all Encumbrances, and is validly issued, fully paid and nonassessable. Each such Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its state or province of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed opposite the name of such Subsidiary in SCHEDULE 3.3(a) which are the only jurisdictions in which the properties owned or leased or the nature of the business conducted by it makes such qualification necessary. Each such Subsidiary has heretofore delivered to the Purchaser complete and correct copies of the certificate of incorporation and bylaws thereof, as presently in effect. As used in this Agreement, the word "SUBSIDIARY"means, with respect to any Person, any other Person, whether incorporated or unincorporated, of which
(i) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that filings required under the HSR Act or any foreign antitrust, competition or investment laws and regulations are made and the waiting period thereunder has been terminated or has expired, the consummation by the Sellers of the Sale and other transactions contemplated hereby will not (a) conflict with or violate the provisions of the articles of incorporation, the bylaws or any other similar corporate governance instrument of any Company, (b) except as set forth in
SCHEDULE 3.4, conflict with or violate any statute, rule, regulation, order or decree of any Governmental Authority by which any Company is bound or by which any Company's properties or assets are bound, (c) require any permit, consent or approval of, or the giving of any notice to, or filing with any Governmental Authority on or prior to the Closing Date, and (d) except as set forth in
SCHEDULE 3.4 result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, loss of rights or benefits, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any Company is a party, or by which any Company or any of its properties or assets may be bound, excluding from the foregoing clauses (b), (c) and (d) permits, consents, approvals, notices and filings the absence of which, and violations, breaches, defaults, rights, conflicts and Encumbrances the existence of which, would not have a Material Adverse Effect.

         Section 3.5 FINANCIAL STATEMENTS.

                  (a) (i) The Sellers have heretofore furnished the Purchaser with (A) the audited consolidated balance sheets and consolidated statements of income and cash flows of CPIC as at and for the fiscal year ended March 31, 2000 (the financial statements in this clause (A) are collectively referred to herein as the "2000 ORIGINAL CPIC FINANCIAL STATEMENTS"), (B) the audited balance sheet and statements of income and cash flows of LTSI as at and for the fiscal year ended March 31, 2000 (such balance sheet is referred to herein as the "2000 LTSI BALANCE SHEET," and the financial statements in this clause (B) are collectively referred to herein as the "2000 LTSI FINANCIAL STATEMENTS"), and (C) the audited balance sheet and statements of income and cash flows of SMI as at and for the fiscal year ended October 31, 2000 (such balance sheet is referred to herein as the "2000 SMI BALANCE SHEET," and the financial statements in this clause (C) are collectively referred to herein as the "2000 SMI FINANCIAL STATEMENTS").

                           (ii) The 2000 Original CPIC Financial Statements,
including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States, consistently applied throughout the periods presented, and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of CPIC as at and for the fiscal year ended March 31, 2000. The 2000 LTSI Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP in Canada, consistently applied throughout the periods presented, and fairly present in all material respects the financial position and results of operations and cash flows of LTSI as at and for the fiscal year ended March 31, 2000. The 2000 SMI Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP in the United States, consistently applied throughout the periods presented, and fairly present in all material respects the financial position and results of operations and cash flows of SMI as at and for the fiscal year ended October 31, 2000.

                  (b) (i) The Sellers shall, prior to the Closing, furnish the Purchaser with (A) the reissued audited consolidated balance sheets and consolidated statements of income and cash flows of CPIC as at and for the fiscal year ended March 31, 2000, which will be recalled and reissued by the Company to reflect certain changes to historical accounting principles agreed to by the Company's auditors and management of the Company (such balance sheets are collectively referred to herein as the "2000 REISSUED CPIC BALANCE SHEETS," and the financial statements in this clause (A) are collectively referred to herein as the "2000 REISSUED CPIC FINANCIAL STATEMENTS"), and (B) the combined balance sheet and combined statements of income and cash flows of the Companies as at and for the fiscal year ended March 31, 2001, all of which shall be audited by Deloitte & Touche as the Company's auditors (such balance sheet is referred to herein as the "2001 BALANCE SHEET," and the financial statements in this clause
(B) are collectively referred to herein as the "2001 FINANCIAL STATEMENTS"). The 2000 Reissued CPIC Balance Sheets, the 2000 LTSI Balance Sheet and the 2000 SMI Balance Sheet are collectively referred to herein as the "BALANCE SHEETS," and the 2001 Financial Statements, the 2000 Reissued CPIC Financial Statements, the 2000 LTSI Financial Statements and the 2000 SMI Financial Statements are collectively referred to herein as the "FINANCIAL STATEMENTS."

                           (ii) Upon delivery to the Purchaser of the 2000
Reissued CPIC Financial Statements, the 2000 Reissued CPIC Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP in the United States, consistently applied throughout the periods presented, and fairly present in all material respects the consolidated financial position and consolidated results of operations and cash flows of CPIC as at and for the fiscal year ended March 31, 2000. Upon delivery to the Purchaser of the 2001 Financial Statements, the 2001 Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP in the United States, consistently applied throughout the periods presented, and fairly present in all material respects the combined financial position and the combined results of operations and cash flows of the Companies as at and for the fiscal year ended March 31, 2001.

         Section 3.6 PROPERTIES.

                  (a) Except as set forth in SCHEDULE 3.6(A), each Company has good title to, or holds by valid lease or license, all of its material tangible properties and assets, subject to no Encumbrances (other than Permitted Encumbrances) and such properties and assets include all the tangible properties and assets necessary for the conduct of its business and operations as currently conducted, including all the tangible assets reflected in the 2000 Reissued CPIC Financial Statements, the 2000 LTSI Financial Statements, or the 2000 SMI Financial Statements, or acquired since March 31, 2000, other than those tangible assets disposed of in the ordinary course of business. As used herein, "PERMITTED ENCUMBRANCES" shall mean (i) Encumbrances reflected on the Balance Sheets, (ii) Encumbrances for Taxes not yet due and delinquent or the validity of which are being contested in good faith by appropriate proceedings, (iii) Encumbrances consisting of zoning or planning restrictions, easements, permits or other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of such property in the ordinary course of business consistent with past practice, (iv) mechanics', carriers', workmen's, repairmen's and other like Encumbrances arising or incurred in the ordinary course of business, and (v) Encumbrances arising under equipment leases with third parties entered into in the ordinary course of business.

                  (b) SCHEDULE 3.6(b) sets forth a list of all real property ("OWNED REAL PROPERTY") owned by each Company. With respect to each parcel of Owned Real Property, (i) there are no condemnation proceedings pending or, to the knowledge of the Sellers, threatened, relating to such parcel; (ii) there are no leases or subleases granting to any party the right of use or occupancy of any such parcel; (iii) there is no pending or, to the knowledge of the Sellers, threatened, proceeding to change the zoning classification of the parcel; and (v) all of the material buildings and improvements constructed on the parcel are in satisfactory operating condition and repair, subject to ordinary wear and tear, and are adequate for the purposes for which they are presently used.

                  (c) SCHEDULE 3.6(c) sets forth a list of all real property leased to each Company (the "LEASED REAL Property"). The Sellers have made available to the Purchaser accurate and complete copies of such leases and subleases, each as amended to date. With respect to each lease and sublease of Leased Real Property, (i) no lease or sublease to which a Company is a party requires any permission, consent or notice in connection with this Agreement or the transactions contemplated hereby, (ii) no Company nor, to the Sellers knowledge, any lessor thereunder, is in breach or default in any material respect under any such lease or sublease and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such a default, (iii) there are no leases or subleases granting to any third party the right of use or occupancy of any Leased Real Property, and (iv) each lease or sublease is in full force and effect with respect to the Company that is a party thereto.

         Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.Since March 31, 2000, each Company has conducted its respective business only in the ordinary course and consistent with past practice, and no Company has:

                  (a) suffered any Material Adverse Effect;

                  (b) incurred any liability or obligation (absolute, accrued, contingent or otherwise) which is outstanding except for items incurred in the ordinary course of business and consistent in nature and amount with past practice, none of which exceeds $200,000 (counting obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability but excluding agreements, commitments and understandings with utility providers and vendors that are not Affiliates of any Company or any Seller entered into in the ordinary course of business and consistent with past practice);

                  (c) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

                  (d) cancelled any debts of substantial value or waived any claims or rights of substantial value;

                  (e) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                  (f) disposed of or permitted to lapse any rights to the use of any material Intellectual Property, or disposed of or disclosed to any Person other than representatives of the Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

                  (g) granted any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other compensation-related plan or commitment), other than grants or increases in compensation made in the ordinary course of business and consistent with past practice or pursuant to a plan, commitment or other arrangement set forth in SCHEDULE 3.7(g);

                  (h) made any single capital expenditure or commitment therefore in excess of $100,000 for additions to property, plant or equipment;

                  (i) except as permitted pursuant to Section 5.8, declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of any Company;

                  (j) made any change in any method of accounting or accounting practice or maintained its books of account and records other than in the usual manner and consistent with past practice;

                  (k) made or rescinded any election relating to Taxes, settled any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or filed any amended Tax Return or claim for refund;

                  (l) taken, suffered or incurred any action or circumstance of the nature covered by Sections 3.13; or

                  (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.7.

         Section 3.8 LITIGATION. Except as set forth in SCHEDULE 3.8, there is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of the Sellers, threatened against any Company which, if determined adversely to such Company, would reasonably be expected to result in a liability in excess of $50,000. To the knowledge of the Sellers, no Company, or executive officer, director or shareholder of any Company has been permanently or temporarily enjoined or barred by order, judgment or decree of or agreement with any Governmental Authority from engaging in or continuing any conduct or practice in connection with the business of any Company. There is no outstanding order, judgment, ruling, injunction or decree requiring any Company or, to the knowledge of the Sellers, any executive officer, director or shareholder of any Company, to take action with respect to the business of any Company.

         Section 3.9 INTELLECTUAL PROPERTY.

                  (a) Each Company owns or possesses adequate licenses or other valid right to use all patents, patent rights, inventions, processes, formulas, software, trademarks, trademark rights, trade names, trade name rights, Internet domain names, copyrights (including all content contained on all World Wide Web sites of such Company), service marks, trade secrets, and know-how and other proprietary rights and information and all registrations and/or applications for any of the foregoing, necessary for the conduct of the business of such Company as currently conducted (collectively, the "INTELLECTUAL PROPERTY"). SCHEDULE 3.9 sets forth as of the date hereof a true and complete list of all material items of Intellectual Property including all material patents, patent applications, registered trademarks and applications therefore, registered copyrights and applications therefore, domain names, trade names and all agreements which grant, or by which such Company has obtained, any right to use or practice any of the material Intellectual Property, excluding software licenses pursuant to "click-wrap," "shrink-wrap" agreements or agreements contained in "off-the-shelf" software (each an "IP AGREEMENT"). There are no claims against any Company pending or, to the knowledge of the Sellers, threatened, nor, to the knowledge of the Sellers, has any Company received notice from any Person (i) challenging the validity of any Intellectual Property, or (ii) alleging that any Company has engaged in any actual or potential infringement, dilution, misappropriation or other unauthorized use of any intellectual property of any third party. To the knowledge of the Sellers, none of the Intellectual Property infringes upon the intellectual property rights of any other Person. The conduct of the business of each Company as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright, trade secret or other proprietary right of any third party. To the knowledge of the Sellers, there are no infringements of any of the Intellectual Property.

                  (b) Each registration and application for Intellectual Property owned by any Company and set forth on SCHEDULE 3.9 (i) is valid, subsisting, in proper form and enforceable, and has been duly maintained, including the submission of all necessary filings and fees, in each case, in accordance in all material respects with the legal and administrative requirements of the appropriate jurisdictions, and (ii) has not lapsed, expired or been abandoned. No Intellectual Property owned by any Company is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental or quasi-governmental authority in any jurisdiction. CPIC, LTSI, SMI or a Subsidiary thereof is currently listed as the record owner of each such Intellectual Property registration or application.

                  (c) No Company has entered into any material indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any other person relating to any Intellectual Property or the intellectual property of any third party. As of the date hereof, no Company has licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the IP Agreements as set forth in SCHEDULE 3.9, or pursuant to "click-wrap," "shrink-wrap" agreements or agreements contained in "off-the-shelf" software.

                  (d) Each of the IP Agreements set forth in SCHEDULE 3.9 is in full force and effect with respect to any Company. With respect to each IP Agreement, no Company, and to the knowledge of the Sellers, no other party thereto, is in material breach or default thereunder and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default thereunder or give rise to any right of termination, modification or acceleration thereunder, except for any such breaches, defaults, terminations, modifications or accelerations which have been cured or waived. No Company is, nor will be as a result of the execution and delivery of this Agreement or the performance of this Agreement, in breach of any license or any loss of rights thereunder, sublicense or other agreement relating to any Intellectual Property.

                  (e) To the knowledge of the Sellers, no trade secret or confidential know-how or other material confidential information relating to any Company or the business of any Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects such Company's interests in and to such confidential information. To the knowledge of the Sellers, all such trade secrets have been maintained by each Company in confidence in accordance with protection procedures sufficient to protect rights of like importance and to prevent the disclosure of such trade secrets to unauthorized Persons.

                  (f) To the knowledge of the Sellers, the operation of any World Wide Web site by or on behalf of each Company is in compliance, in all material respects, with all applicable laws, rules and regulations, including, without limitation, those pertaining to the collection and use of personal data.

         Section 3.10 TAXES.

                  (a) TAX RETURNS. Each Company has duly and timely filed or caused to be filed with the appropriate taxing authorities all Tax Returns that are required to be filed by, or with respect to, such Company and all such returns are true, correct and complete. No claim has been made by a taxing authority in a jurisdiction where a Company does not file a Tax Return to the effect that such Company is or may be subject to taxation by that jurisdiction. For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local and foreign income, franchise, profits, capital gains, capital stock, transfer, sales, use, value added, occupation, property, excise, severance, windfall profits, stamps, license, payroll, social security, withholding and other taxes, or other governmental assessments, duties, fees, levies or charges of any kind whatsoever, all estimated taxes, deficiency assessments, additions to tax, penalties and interest. For purposes of this Agreement, the term "TAX RETURN" or "TAX RETURNS" shall mean any report, return, statement, declaration or other written information required to be supplied to a taxing authority in connection with Taxes and any amended returns, including claims for refund.

                  (b) PAYMENT OF TAXES. All Tax liabilities of each Company for all taxable periods, or portions thereof, ended on or prior to the date hereof have been timely paid or are adequately reserved for in financial statements of the relevant Company according to U.S. GAAP or Canadian GAAP, as applicable, whether or not shown as being due on any Tax Return.

                  (c) S CORPORATION STATUS. At all times since the taxable year ended March 31, 1983 with respect to CPIC, and at all times since its incorporation in 1993 with respect to SMI, (A) each of CPIC and SMI has validly elected to be a Subchapter S corporation for federal, state and local Tax purposes (with respect to each state and locality that recognizes Subchapter S corporation status), has taken all actions necessary to maintain its status as such, has taken no action (including, without limitation, actions pursuant to Section 5.8 hereof) which has violated or terminated, or could have the effect of violating or terminating, such status, and has been properly treated as such by all relevant taxing authorities, except that SMI has elected to be treated, and is treated, as a C corporation for California state Tax purposes, (B) neither CPIC nor SMI has had a liability for any federal and, as applicable, state or local income taxes, other than Illinois replacement Taxes and California state income Taxes, and (C) neither CPIC nor SMI nor any Seller has filed any Tax Return that is inconsistent in any manner with the treatment of either Company as a Subchapter S corporation.

                  (d) OTHER TAX MATTERS.

                           (i) SCHEDULE 3.10(D)(I) sets forth (A) each taxable
period of any Company (and the relevant taxing authority) for which such Company has been notified in writing that an audit or other examination of Taxes by any taxing authority is currently in progress, (B) the taxable years of each Company for which any tax will not be subject to the normally applicable statute of limitations because of written waivers or comparable consents given by such Company and (C) a list of all written notices received by each Company within the last five years from any taxing authority pertaining to the commencement or contemplation of a Tax audit or similar proceeding of such Company.

                           (ii) No Company has been included in any
"consolidated," "unitary" or "combined" income or Franchise Tax Return provided for under the laws of any jurisdiction with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                           (iii) There are no tax sharing, tax allocation,
indemnification or other agreements in effect between any Company and any other party under which the Purchaser or any Company could be liable for any Taxes or other claims of any Person.

                           (iv) Each Company has complied in all material
respects with all applicable laws relating to information reporting and returns and the payment and withholding of Taxes by or with respect to each such Company and has, within the time and in the manner prescribed by law, withheld and paid over to the proper taxing authorities all Taxes required to have been withheld and paid.

                           (v) No Company is required to include in income any
adjustment pursuant to Section 481(a) of the Code (or any comparable provision of state or foreign law) by reason of any change in tax accounting method nor has any taxing authority proposed any such adjustment or change of tax accounting method.

                           (vi) No Company is or has ever been a "United States
real property holding corporation" within the meaning of Section 897 of the Code.

                           (vii) No power of attorney has been granted or
executed by any Company with respect to any matter relating to Taxes, which power of attorney will remain in effect as of the Closing Date.

                           (viii) No election under 341(f) of the Code has ever
been made to treat any Company as a consenting corporation, as defined in
Section 341 of the Code.

                           (ix) Each Company uses the accrual method of tax
accounting.

                           (x) No Company has made an election to be treated as
a partnership for U.S. federal income tax purposes.

                           (xi) No Company has made a disposition of property
using the installment method of reporting pursuant to Section 453 of the Code with respect to which a payment has yet to be received.

         Section 3.11 COMPLIANCE WITH LAWS; PERMITS.

                  (a) Each Company has complied in all material respects with all laws, rules, regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, and foreign Government Authorities that affect the business, properties or assets of such Company, and no written notice, claim or action has been received by such Company or, to the knowledge of the Sellers, has been filed, commenced or threatened, against such Company in the last three years alleging any material violation of any of the foregoing.

                  (b) Each Company has all material permits, licenses and other authorizations of Governmental Authorities that are required for the conduct of its business and operations as presently conducted (including permits, licenses and other authorizations relating to health and safety matters, environmental protection and pollution control); and each Company is in compliance in all material respects with provisions of such permits, licenses and authorizations. No material consent, authorization of, filing with or notice to, any Governmental Authority is required with respect to any such permit, license or authorization as a result of the transactions contemplated by this Agreement.

         Section 3.12 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.12 contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but without regard to whether such plan, fund or program is subject to ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA but without regard to whether such plan, fund or program is subject to ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Sellers, or any Company or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with any Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which any Company is party, whether written or oral, for the benefit of any employee or former employee of any Company (the "COMPANY PLANS"). No Company, nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of any Company. Except as set forth in SCHEDULE 3.12:

                  (a) each Plan has been established, administered and operated in all material respects in accordance with its terms and applicable law;

                  (b) each Plan which is intended to be "qualified" (within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE")) has received a favorable determination letter from the Internal Revenue Service and is qualified under Section 401(a) of the Code and its related trust is tax-exempt under Section 501(a) of the Code;

                  (c) no Plan is or has been since January 1, 1996, subject to Title IV of ERISA;

                  (d) full payment has been made of all amounts which any Company was required to have paid under the terms of any Plan as contributions to such Plan on or prior to the date hereof (excluding any amounts not yet due);

                  (e) to the knowledge of the Sellers, no "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with a Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
Section 4975 or 4976 of the Code;

                  (f) no liability, claim, action or litigation has been commenced or, to the knowledge of the Sellers, threatened with respect to any Plan (other than claims for benefits payable submitted in the ordinary course);

                  (g) no Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA);

                  (h) no Company has taken any action or incurred any liability
(i) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA), or (ii) on account of a partial or complete withdrawal (as defined in Sections 4205 and 4203 of ERISA, respectively) with respect to any "multiemployer plan", or on account of unpaid contributions by any Company to any "multiemployer plan;"

                  (i) no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any Company for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary);

                  (j) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of any Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee;

                  (k) (i) there has been no material failure of a Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code) and (ii) no Company has contributed to a nonconforming group health plan (as defined in section 5000(c) of the Code) and no ERISA Affiliate of any Company has incurred a tax under section 5000(a) of the Code which is or could become a liability of any Company;

                  (l) with respect to each Plan that is not subject to United States Law (a "Foreign Benefit Plan"), (i) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations, (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing in all material respects with applicable regulatory authorities, (iii) each Foreign Benefit Plan has been operated in material compliance with applicable laws and regulations;

                  (m) the Sellers have delivered or caused to be delivered to the Purchaser or its representatives the following with respect to each Plan:
(i) a copy of such Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA or other applicable law;
(iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Plan is funded through a trust, insurance contract, or any third party funding vehicle, a copy of the trust, insurance contract, or other funding agreement and the latest financial statements thereof, (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code; and (vi) the most recent tax exemption letter for each trust intended to be exempt from tax under Code Section 501(c)(a);

                  (n) each Plan which is intended to qualify for favorable tax treatment under Code Section 125 so qualifies and has been operated in material compliance with Code Section 125;

                  (o) no "leased employee", as that term is defined in Code
Section 414(n), performs any service for any Company;

                  (p) each Company is in material compliance with respect to its obligations under the Health Insurance Portability and Accountability Act of 1996 with respect to each and every group health plan covered by such act; and

                  (q) no amounts payable under any Plan, program or agreement to which any Company is a party, as a result of the transactions contemplated in this Agreement, or previously paid, will fail or have failed when paid to be deductible for Federal income tax purposes by reason of Section 280G of the Code.

         Section 3.13 TRANSACTIONS WITH AFFILIATES.

SCHEDULE 3.13 sets forth a list of each agreement, commitment and understanding, written or oral, that, to the knowledge of any Seller, is in effect (except as contemplated by the last sentence of this Section 3.13) between a Company and
(i) any Seller or any Affiliate of any Seller (other than a Company), or (ii) any director, officer or employee of such Company, any Seller or any Affiliate of any Seller (other than a Company). Except as set forth in SCHEDULE 3.13, to the knowledge of the Sellers, none of the Persons named in clauses (i) or (ii) of the preceding sentence, directly or indirectly, (x) owns, or has the right to acquire, any interest in any asset used or held for use in connection with the business and operations of any Company, (y) owns or has any interest in a supplier, customer or competitor of any Company, or (z) has received any loans that are currently outstanding from or is otherwise a debtor of, or made any loans that are currently outstanding to, or is otherwise a creditor of, any Company. As used in this Agreement, the term "AFFILIATE(S)" shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. SCHEDULE 3.13 indicates such agreements, commitments and understandings creating an obligation, financial or otherwise, on the part of any Company, which will terminate and be of no further force and effect as of the Closing with no liability on the part of such Company.

         Section 3.14 INSURANCE.

SCHEDULE 3.14 sets forth all of the material policies and contracts for insurance maintained by each Company and, to the knowledge of the Sellers, maintained by each Company at any time during the five years prior to the date hereof. All such policies are in full force and effect in all material respects and such policies are of the type and in the amount customarily carried by persons conducting business similar to the business conducted by the Companies. Each Company will use its reasonable best efforts to keep or cause to be kept such policies (or substantial equivalents) in such amounts duly in force until the Closing Date, and the Sellers' Representatives shall give the Purchaser notice of any material change in such policies. There are no pending, or to the knowledge of the Sellers, threatened disputes relating to coverage or other disputed claims under any Company's insurance policies.

         Section 3.15 ENVIRONMENTAL MATTERS.

                 (a) SCHEDULE 3.15(a) sets forth all Environmental Permits required under all Environmental Laws applicable to the ownership and operation of each Company's assets or business.

                 (b) The Sellers have not been notified in writing by any Governmental Authority that any Environmental Permit may be modified, suspended, reissued or revoked or may not be renewed or otherwise obtained in the ordinary course of business.

                 (c) Each Company is in material compliance with all applicable Environmental Laws and Environmental Permits and there are no claims, charges, arbitrations, actions, suits or proceedings pending, or to the knowledge of the Sellers, threatened, against or affecting such Company's assets or business before any tribunal or court in law or equity, or before any foreign or domestic Governmental Authority with respect to Environmental Laws or Environmental Permits, or otherwise relating to environmental matters.

                 (d) There is no Environmental Claim by any Person or Governmental Authority that is pending or, to the knowledge of the Sellers, threatened against any Person whose liability for such claim any Company has retained or assumed either contractually or by operation of law.

                 (e) There are no outstanding or pending orders (unilateral or by consent), decrees, notices of violation, fines or penalties assessed against any Company under the Environmental Laws.

                 (f) (i) No underground storage tanks used for the storage of Hazardous Materials by any Company are or have been located (x) on the Owned Real Property or the Leased Real Property located at 28 W092 and 28 W152 Commercial Avenue, Barrington, Illinois and 625 East Bunker Court, Vernon Hills, Illinois (collectively, the "AFFILIATE LEASED REAL PROPERTY" ) or (y) to the knowledge of the Sellers, on the Leased Real Property which is not Affiliate Leased Real Property; (ii) no equipment or fixtures owned or used by any Company containing polychlorinated biphenyls in excess of concentrations allowed by applicable Environmental Law are located (x) at the Owned Real Property or the Affiliate Leased Real Property or (y) to the knowledge of the Sellers, at the Leased Real Property which is not Affiliate Leased Real Property; and (iii) no friable asbestos-containing materials or lead based coatings are located (x) on the Owned Real Property or the Affiliate Leased Real Property or (y) to the knowledge of the Sellers, at the Leased Real Property which is not Affiliate Leased Real Property.

                 (g) No spill, release, disposal, burial or placement of any Hazardous Material on, upon, into or from any Company's assets, the Owned Real Property or the Affiliate Leased Real Property or, to the knowledge of the Sellers, the Leased Real Property which is not Affiliate Leased Real Property has occurred which requires Remedial Action under any Environmental Law or Environmental Permit or could reasonably be expected to form the basis of any Environmental Claim.

                 (h) The Sellers have made available to the Purchaser, true, complete and correct copies of all reports, analyses, data and investigatory materials in the possession of any Company or its consultants related to environmental conditions at the Owned Real Property or the Leased Real Property.

     (i) (i) The Sellers have provided to the Purchaser copies of all Hazardous Waste Manifests in any Company's possession; (ii) the Sellers have provided to the Purchaser all written records of off-site transportation, treatment, storage or disposal of non-hazardous wastes including but not limited to industrial, residual, special, demolition and debris, wastes from any Company location, but excluding putrescable (e.g., lunchroom wastes) and office paper wastes and such written records include shipping papers, state manifests, weigh tickets, purchase orders, contracts, receipts and any and all other documents evidencing the destination of such wastes, if any, in the Company's possession; and (iii) to the knowledge of the Sellers SCHEDULE 3.15(I) lists all off-site locations where wastes identified in subsections (i) or (ii) above are believed to have been transported, treated, stored or disposed of other than those off-site locations identified by the documents provided in response to subsections (i) and (ii) above.

     (j) As used in this Agreement:

         (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance, potential responsibility or violation by any Governmental Authority or other person asserted against any Company alleging liability of any Company arising out of, based on or relating to (A) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location (including off-site disposal sites), whether or not owned, operated, leased or managed by any Company, or (B) circumstances forming the basis of any violations or alleged violation of any Environmental Law or Environment Permit.

         (ii) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, approvals (including waivers, exemptions and amendments) and other authorizations required to be held by any Company under the Environmental Laws.

         (iii) "ENVIRONMENTAL LAW" means any foreign, multinational, federal, state, provincial or local statute, law, constitutional provision, judgment, decree, order, regulation, ordinance or rule relating to pollution, the protection of the environment, or the storage, management, treatment, disposal, release, or threat of a release of Hazardous Materials in the environment or occupational health and safety.

         (iv) "HAZARDOUS MATERIALS" means all hazardous, toxic, explosive, or radioactive substances or materials, wastes, pollutants and contaminants including without limitation, petroleum, petroleum distillates and derivatives, asbestos and asbestos containing materials, and all other substances of any nature regulated pursuant to any Environmental Law.

         (v) "HAZARDOUS WASTE MANIFEST" means the Uniform Hazardous Waste Manifest or the state counterpart of the same that is required to be completed for the off-site shipment of any hazardous waste (as that term is defined in 40 CFR Part 261).

     Section 3.16 RECEIVABLES. Except as set forth in SCHEDULE 3.16, all accounts receivable reflected on the Balance Sheets arose from the arm's length sales of inventory in the ordinary course of business, are valid claims of the applicable Company free and clear of all Encumbrances, and are not subject to any valid claims of set off or other defenses or counterclaims other than returns, customer programs, allowances or discounts in the ordinary course of business or as otherwise reserved for in the Balance Sheets.

     Section 3.17 INVENTORIES. The inventory of each Company (a) was acquired or manufactured in the ordinary course of business and (b) is valued at the lower of cost or market value, and following the

Closing, such Company will own such inventory free and clear of all Encumbrances except Encumbrances set forth in SCHEDULE 3.17.

     Section 3.18 CERTAIN CONTRACTS.

         (a) Other than those agreements, commitments and understandings listed in SCHEDULE 3.6(c), SCHEDULE 3.7, SCHEDULE 3.9, SCHEDULE 3.12, SCHEDULE 3.13 or
SCHEDULE 3.14, SCHEDULE 3.18 sets forth as of the date hereof a complete and correct list of each agreement, commitment and understanding (whether written or oral) to which each Company is a party or to which its assets (tangible or intangible) are bound that (i) involves or would involve the expenditure by any party thereto of more than $100,000 per annum and is not cancelable within 90 days after notice without material premium or penalty, or (ii) requires or would require performance by any party thereto (except upon termination by such Company permitted under the agreement, commitment or understanding without resulting in the payment of any material premium or penalty) for more than 24 months from the date hereof (together with those agreements, commitments and understandings listed in SCHEDULE 3.6(c), SCHEDULE 3.7, SCHEDULE 3.9, SCHEDULE 3.12, SCHEDULE 3.13 or SCHEDULE 3.14, collectively, "MATERIAL CONTRACTS"). The Sellers have delivered to the Purchaser complete and correct copies of all written Material Contracts and accurate descriptions of all material terms of all oral Material Contracts.

         (b) All Material Contracts are in full force and effect with respect to each Company that is a party thereto, and enforceable in all material respects against each Company that is a party thereto. There does not exist any material default thereunder by the Company which is a party thereto or, to the knowledge of the Sellers, by any other party thereto.

     Section 3.19 LABOR MATTERS. Except as set forth in SCHEDULE 3.19:

         (a) there is no labor strike, dispute, slowdown, work stoppage or lockout presently pending, or to the knowledge of the Sellers, threatened, against or affecting any Company and during the past three years there has not been any such action;

         (b) no Company is a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of such Company;

         (c) no labor union has been certified, to the knowledge of the Sellers, by the National Labor Relations Board as bargaining agent for any of the employees of any Company; no written notice has been received from any labor union stating that it has been designated as the bargaining agent for any of said employees; and, to the knowledge of the Sellers, no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees;

         (d) to the knowledge of the Sellers, none of the employees of any Company are represented by any labor organization and there have been no union organizing activities among the employees of such Company within the past three years;

         (e) no collective bargaining agreement which is binding on any Company restricts such Company from relocating or closing its operations;

         (f) each Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and, to the knowledge of the Sellers, is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other applicable laws;

         (g) to the knowledge of the Sellers, there is no unfair labor practice charge or complaint against any Company pending or threatened before the National Labor Relations Board or any similar state or foreign agency;

         (h) there is no presently pending grievance against any Company arising out of any collective bargaining agreement or other grievance procedure;

         (i) to the knowledge of the Sellers, no charge with respect to or relating to any Company is pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

         (j) since the enactment of the "WARN ACT," (i) no Company has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of such Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Company and (iii) no Company has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and

         (k) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Sellers, threatened in any forum by or on behalf of any present or former employee of any Company, any applicant for employment or classes of the foregoing alleging breach by any Company of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct with the employment relationship.

     Section 3.20 DISCLAIMER OF CERTAIN WARRANTIES. NONE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY TO THE PURCHASER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY COMPANY, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO TITLE, OWNERSHIP, USE, POSSESSION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUANTITY, VALUE, CONDITION, LIABILITIES, OPERATION, CAPACITY, FUTURE RESULTS OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN
ARTICLE II OR THIS ARTICLE III. WITHOUT LIMITING THE FOREGOING, NONE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY TO THE PURCHASER, EXPRESS OR IMPLIED, WITH RESPECT TO (A) THE INFORMATION SET FORTH IN THE CONFIDENTIAL MEMORANDUM DISTRIBUTED BY OR ON BEHALF OF THE SELLERS IN CONNECTION WITH THE SALE OR (B) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO ANY COMPANY.

     Section 3.21 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed, reflected or reserved for in the Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, and
(c) for liabilities and obligations under agreements, commitments and understandings (whether written or oral) to which any Company is a party or to which its assets (tangible or intangible) are bound which are set forth in the Disclosure Schedule, no Company has any liability or obligation of any nature, whether or not accrued, contingent or otherwise, which exceeds $100,000 (counting obligations or liabilities arising from a series of similar and related transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability).

     Section 3.22 PRODUCT LIABILITY. There are not presently pending, or, to the knowledge of the Sellers, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or demand letters relating to any alleged hazard or alleged defect in design or manufacture relating to any product manufactured by any Company.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers as follows:

     Section 4.1 EXISTENCE AND GOOD STANDING OF THE PURCHASER; AUTHORIZATION.

         (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors, and no other corporate or stockholder action on the part of the Purchaser or its stockholders is necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the Sale and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due execution of this Agreement by the Sellers, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     Section 4.2 CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming that the filings required, if any, under the HSR Act or any foreign antitrust, competition or investment laws and regulations are made and the waiting period thereunder has been terminated or has expired, the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby (a) will not violate any provisions of the Articles of Incorporation or Bylaws of the Purchaser, (b) will not violate any statute, rule, regulation, order or decree of any Governmental Authority by which the Purchaser is bound or by which any of its properties or assets are bound, (c) will not require any permit, consent or approval of, or the giving of any notice to, or filing with any Governmental Authority on or prior to the Closing Date and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, loss of rights or benefits, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (b), (c) and (d) permits, consents, approvals, notices and filings, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances, the existence of which, would not prevent the Purchaser from performing its obligations under this Agreement or prevent, or establish any materially burdensome condition on, the consummation of the Sale and the other transactions contemplated by this Agreement.

     Section 4.3 SECURITIES LAWS REPRESENTATIONS.

         (a) GENERAL. The Purchaser is acquiring the Stock in good faith solely for its own account with the present intention of holding such Stock for purposes of investment, and the Purchaser is not acquiring the Stock with a view to or for subdivision, distribution, fractionalization or distribution thereof, in whole or in part, or as an underwriter or conduit to other beneficial owners or subsequent purchasers.

         (b) LIQUIDITY. The Purchaser acknowledges and understands that (i) the Stock has not been registered under the Securities Act of 1933, as amended (the "1933 ACT"), or qualified under the securities or "blue sky" laws of applicable states in reliance upon exemptions from registration or qualification thereunder; (ii) the Stock may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, except in compliance with the 1933 Act and such laws; and (iii) the Sellers have no obligations, and do not currently intend, to cause the Stock to be registered or qualified under the 1933 Act and applicable state securities or "blue sky" laws or to comply with an exemption under the 1933 Act (including, without limitation, any exemption pursuant to Rule 144 promulgated thereunder) and such laws which would permit the Purchaser to sell the Stock; (iv) for an indefinite period of time, it may not be possible for the Purchaser to liquidate its investment in the Stock on an emergency or other basis; (v) it is not anticipated that there will be a public market for the Stock, and (vi) the practical and legal consequences of the foregoing means that the Purchaser may bear the economic risk of its investment in the Stock for an extended and indefinite period of time. The Purchaser has adequate means of providing for its current liabilities and possible contingencies and has no need for liquidity in the investment it is making in the Stock.

         (c) EXPERIENCE IN FINANCIAL MATTERS; KNOWLEDGE OF RISKS. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Stock by the Purchaser. To the extent the Purchaser has deemed it necessary or advisable, it has consulted with its advisors regarding the merits and risks of an investment by the Purchaser in the Stock.

         (d) INVESTMENT DECISION. The Purchaser is not purchasing the Stock as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, to the Purchaser's knowledge, have been invited as a result of, subsequent to or pursuant to any of the foregoing means of communication.

     Section 4.4 AVAILABLE FUNDS. The Purchaser has sufficient funds and financial resources to perform all of its obligations under this Agreement, including, without limitation, to make the payments required hereunder.

     Section 4.5 LITIGATION. There is no action, suit or proceeding, at law or in equity by any Person or any arbitration or any administrative or other proceeding before any Governmental Authority, pending or, to the knowledge of the Purchaser, threatened in writing, which is reasonably likely to materially affect the Purchaser's ability to consummate the Sale and the other transactions contemplated by this Agreement.

     Section 4.6 BROKER'S OR FINDER'S FEES. No agent, broker, firm or other Person acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, except for Deutsche Banc Alex. Brown Inc., whose fees and expenses will be paid by the Purchaser.

                                   ARTICLE V

                                    COVENANTS
                                    ---------

     Section 5.1 CONDUCT OF BUSINESS OF THE COMPANIES. During the period from the date hereof to the Closing Date, the Sellers hereby covenant that they shall cause each Company to conduct its operations in the ordinary course of business, consistent with past practice. Notwithstanding the immediately preceding sentence, during the period from the date hereof to the Closing Date, except as may be approved in writing by the Purchaser (such approval not to be unreasonably withheld or delayed) or as expressly provided in this Agreement or required by law or as set forth in SCHEDULE 5.1(a) attached hereto, the Sellers shall not permit any Company to (a) amend its articles of incorporation, bylaws or other similar corporate governance instruments, (b) increase the compensation payable to, or to become payable by such Company to, any of its directors, officers or employees being paid $100,000 per year or more at the date of this Agreement except pursuant to the terms of any contract, agreement, plan or arrangement set forth in SCHEDULE 3.12 or with the Purchaser's consent, which shall not be unreasonably withheld or delayed, (c) increase any bonus, pension, retirement or insurance payment or arrangement to or with any such Persons except pursuant to the terms of any contract, agreement, plan or arrangement set forth in SCHEDULE 5.1(c), (d) enter into any contract or commitment which would require such Company to pay in excess of $100,000 per annum, and is not cancelable within 90 days notice without payment of any material premium or penalty in respect thereof, except contracts and commitments in the ordinary course of business consistent with past practice, (e) increase its indebtedness for borrowed money, except borrowings under such Company's existing credit agreements, (f) except as permitted pursuant to Section 5.8, declare or pay any dividends in respect of any capital stock of such Company, or redeem, purchase or otherwise acquire any of such Company's capital stock, (g) issue or sell any shares of its capital stock or any other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure, (h) organize any new subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business of any Person, (i) modify, amend or terminate any of its Material Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice, (j) transfer, lease, license, mortgage, pledge or encumber or otherwise dispose of any assets, other than in the ordinary course of business and consistent with past practice, or dispose of or permit to lapse any material rights, (k) fail to maintain its books of account and records in its usual, regular and ordinary manner consistent with past practice, (l) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or other reorganization, (m) make or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or file any amended Tax Return or claim for refund, (n) make any change in its method of accounting, except as required by applicable law or GAAP, (o) take any other action that would cause any of their representations and warranties in Articles II and III to be untrue, and (p) agree, whether or not in writing, to do any of the foregoing.

     Section 5.2 REVIEW OF THE COMPANIES; ACCESS TO PROPERTIES AND RECORDS. The Sellers shall permit the Purchaser and its appropriate representatives to have reasonable access, prior to the Closing Date, to the properties and to the books and records of each Company during normal working hours and upon reasonable notice to familiarize itself with such properties and the business of such Company and to prepare for the Closing and the Sale; PROVIDED, HOWEVER, that (a) the Purchaser shall not unreasonably disrupt the personnel and operations of any Company and
(b) nothing herein shall require the Sellers to disclose any information or provide any access to the Purchaser if such disclosure or access would be in violation of applicable laws or regulations of any Governmental Authority. The parties hereto acknowledge that the Purchaser has entered into a confidentiality agreement with CPIC, dated February 9, 2001 (the "CONFIDENTIALITY AGREEMENT"), and the Purchaser confirms that it and its Affiliates will comply with their respective obligations thereunder and that information obtained during any such review will be subject to the terms of the Confidentiality Agreement.

     Section 5.3 COMMERCIALLY REASONABLE EFFORTS.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Sale and the other transactions contemplated hereby, including without limitation using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with such Company as are necessary for the consummation of the Sale and the other transactions contemplated hereby, to effect all necessary registrations and submissions of information requested by Governmental Authorities, and to fulfill the conditions to the Sale. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall use all commercially reasonable efforts to take all such action.

         (b) Without limiting the generality of the foregoing, as promptly as practicable after the date hereof, the Purchaser and the Sellers' Representatives each shall properly prepare and file any other filings required under federal, state or foreign law relating to the Sale and the other transactions contemplated hereby (including filings, if any, required under the HSR Act) (collectively, the "OTHER FILINGS"). The Purchaser and the Sellers' Representatives shall each promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any Other Filings by any Governmental Authority or official, and the Purchaser and the Sellers' Representatives shall each supply the other with copies of all correspondence between the Purchaser or the Sellers, as the case may be, and any other appropriate governmental official with respect to any Other Filings. The Purchaser and the Sellers hereby covenant and agree to use their respective commercially reasonable efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of any Governmental Authority necessary to consummate the Sale, PROVIDED, HOWEVER, that nothing contained herein shall require the Purchaser to agree to divest or hold separate any assets or businesses or limit its freedom of action in connection with any assets or businesses or its ability to retain any assets or businesses. The Purchaser and the Sellers' Representatives shall each keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining any consents from Governmental Authorities, including, without limitation, (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any communications from or with any Governmental Authority with respect to the Sale or any of the other transactions contemplated by this Agreement, (ii) permitting the other party to review and discuss in advance, and considering in good faith the views of one another in connection with, any proposed written (or any material proposed oral) communication with any Governmental Authority, (iii) not participating in any meeting with any Governmental Authority unless it consults with the other party in advance and to the extent permitted by such Governmental Authority gives the other party the opportunity to attend and participate thereat, (iv) furnishing the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any Governmental Authority with respect to this Agreement and the Sale, and (v) furnishing the other party with such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any Governmental Authority.

     Section 5.4 DIRECTORS' AND OFFICERS' INDEMNIFICATION. The provisions of the articles of incorporation, the bylaws and the other similar corporate governance instruments of each Company concerning elimination of liability and indemnification of directors and officers shall not be amended in any manner that would adversely affect the rights thereunder in such capacity of any Person that is as of the date hereof an officer or director of such Company.

     Section 5.5 AFFECTED EMPLOYEES. The Purchaser agrees that the employees of each Company (including employees on vacation, leave of absence, short or long-term disability or layoff) (the "AFFECTED EMPLOYEES") at the Closing Date will remain employees of a Company immediately following the Closing Date. Nothing herein however shall be construed as an offer of employment to any individual on other than an employee-at-will basis.

     Section 5.6 EMPLOYEE BENEFITS.

         (a) For a period of at least one year after the Closing Date, the Purchaser shall continue, or shall cause CPIC to continue, to maintain the Cole-Parmer Employees' Profit Sharing Plan and Trust (the "CP PLAN") in accordance with the terms and conditions in effect immediately prior to the execution of this Agreement, which shall include continuation of (i) pre-tax, company matching and company discretionary contributions (as such terms are defined in the CP Plan), which company matching contributions and profit sharing contributions shall be made in the same amounts and substantially at the same times as such contributions are made immediately prior to the Closing Date and
(ii) the same investment options as currently offered under the CP Plan.

         (b) For a period of at least one year after the Closing Date, the Purchaser shall provide, or shall cause each Company to provide, the Affected Employees with such compensation and pension (if any), health, welfare and other employee benefit plans, programs and policies, and fringe benefits, which are comparable in the aggregate to those provided to the Purchaser's employees or which are provided by the applicable Company Plan immediately prior to the Closing Date; PROVIDED, HOWEVER, that the Purchaser shall not be required to provide a 401(k) or profit sharing plan for Affected Employees who are employed by any Company while the Purchaser maintains the CP Plan as described in clause
(a) above. The Purchaser will, and will cause each Company to, give to each Affected Employee the same service credit as each such Affected Employee previously earned up to the Closing Date only in connection with the CP Plan.

         (c) The Purchaser shall cause each Company's plans that are employee welfare benefit plans as defined in Section 3(1) of ERISA ("WELFARE PLANS") that are subject to Part 6 of Subtitle B of ERISA or Section 4980B of the Code ("COBRA") to offer continuation of health benefits coverage to former employees of such Company (and their eligible dependents) to the extent required by COBRA. For purposes of computing deductible amounts, co-payments (or similar adjustments or limitations on coverage) of an Affected Employee (including the Affected Employee's spouse and dependents) under any Welfare Plan after the Closing Date, expenses and claims previously recognized for similar purposes under any Company's existing Welfare Plans during the calendar year or plan year, as applicable, in which the Closing Date occurs shall be credited or recognized under the applicable Welfare Plan.

         (d) From and after the Closing, the Purchaser shall pay, or shall cause the applicable Company to pay, when due, all direct and indirect damages, costs, expenses and other liabilities incurred or accrued subsequent to the Closing in respect of any claim of any Affected Employee that such Affected Employee's employment has been terminated, either voluntarily or involuntarily, in conjunction with the transaction contemplated hereby or otherwise, including, without limitation, any claim for severance pay, unemployment benefits, claims under the Worker Adjustment and Retraining Notification Act of 1988, as amended or any other liabilities, claims, costs, interest, penalties and fees of legal counsel, asserted against, imposed upon or incurred by the Sellers or any Company arising from or relating in any way to such claims. Nothing herein, however, shall be construed as an offer of employment to any individual on other than an employee-at-will basis.

     Section 5.7 SELLERS NON-COMPETE. Without the express prior written consent of the Purchaser, neither John C. Parmer ("JCP") nor Jerome J. Cole ("JJC") shall, at any time during the five-year period immediately following the Closing
Date:

         (a) directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business that competes with the business presently engaged in by any Company; PROVIDED, THAT, the foregoing shall not prohibit JCP and JJC from owning as a passive investment 5% or less each of the equity of any publicly-traded entity; and

         (b) in any manner, directly or indirectly hire, solicit, induce, or attempt to solicit or induce for employment or hire, in any business enterprise or activity, any Person now employed by any Company.

     Section 5.8 TRANSFER OF CERTAIN NON-OPERATING ASSETS AND LIABILITIES. The Sellers and each Company shall be permitted to, and shall, prior to the Closing Date, transfer, by distribution, redemption of capital stock of any Company or otherwise, the cash and life insurance policies set forth in SCHEDULE 5.8 to one or more of the Sellers or to a Person or Persons affiliated with one or more of the Sellers (other than a Company) for no or nominal consideration at the election of the Sellers, and all such cash and life insurance policies shall, from and after such time, be assets and liabilities of such Sellers and such other Person(s) and shall not be assets or liabilities of the Purchaser or any Company, and neither the Purchaser nor any Company shall have any right, interest, title, claim or ownership in any of such cash or life insurance policies and such Sellers and such other Person(s) shall assume all liabilities of each Company with respect to such life insurance policies from and after the Closing Date.

     Section 5.9 NOTIFICATION OF CERTAIN MATTERS. Between the date of this Agreement and the Closing, the Companies, or the Sellers, as applicable, on the one hand, and the Purchaser, on the other hand, shall give prompt notice to the other of the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. During the same period, each party hereto shall promptly notify the other of the occurrence of any event that may make the satisfaction of the conditions in Articles VII or VIII impossible or unlikely. Without limiting the foregoing, between the date of this Agreement and the Closing, the Purchaser shall give prompt notice to the Sellers' Representatives of any change, circumstance, occurrence or event which could adversely affect the Purchaser's ability to fund, or to obtain sufficient funds and financial resources to perform, all of its obligations under this Agreement.

     Section 5.10 NO SOLICITATION OF COMPETING TRANSACTION. None of the Sellers shall (and the Sellers shall cause each Company and its officers, directors, representatives and agents, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any person or group (other than the Purchaser, any of its Affiliates or representatives) concerning any Acquisition Proposal. None of the Sellers nor any Company shall enter into any agreement with respect to any Acquisition Proposal. The Sellers shall immediately cease any existing discussions or negotiations with any third party relating to an Acquisition Proposal. For the purpose of this Agreement, "ACQUISITION PROPOSAL" shall mean any proposal or offer made by any person other than the Purchaser or any Subsidiary of the Purchaser to acquire all or a substantial part of the assets of any Company or any capital stock of any Company.

     Section 5.11 SUBSEQUENT ACTIONS. If at any time after the Closing, the Purchaser shall reasonably request any instruments of conveyance, assignments, assurances or any similar documents that are reasonably necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in the Purchaser, its right, title or interest in, to or under any or all of the Stock, the Sellers shall use commercially reasonable efforts to execute and deliver all instruments of conveyance, assignments and assurances and other similar documents as may be reasonably requested by the Purchaser in order to so vest, perfect or confirm any and all right, title and interest in, to and under the Stock; PROVIDED, HOWEVER, that the Purchaser shall bear or reimburse promptly the Sellers for all costs and expenses incurred by or on behalf of the Sellers in connection with any and all requests made by the Purchaser pursuant to this
Section 5.11 (including reasonable attorneys fees).

     Section 5.12 ADOPTION OF EMPLOYEE BONUS AND SEVERANCE PLAN. Immediately prior to the Closing, the Sellers shall cause CPIC to adopt and approve an employee bonus and severance plan, to be effective at the Closing, in the form attached hereto as Annex B (the "EMPLOYEE BONUS PLAN"); PROVIDED, THAT, on or prior to the Closing Date, the Sellers may deliver to the Purchaser an updated Exhibit A-1 and/or Exhibit A-2 to the Employee Bonus Plan to (a) remove therefrom employees who will no longer be employed by any Company as of the Closing Date, provided, that, the Sellers will cause each Company not to Terminate any non-clerical or non-general warehouse employee without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, (b) subject to the reasonable approval of the Purchaser, re-allocate the dollar amounts and percentages (subject to the limit set forth in Section 3.2 of the Employee Bonus Plan) among some or all of the employees listed on the updated Exhibit A-1 or Exhibit A-2 to account for employees who were removed from the updated Exhibit A-1 and Exhibit A-2, and (c) subject to the reasonable approval of the Purchaser ,add to the Exhibits employees who were employed by a Company as of the date of this Agreement but who were inadvertently left off of an Exhibit and re-allocate the dollar amounts and percentages to effect such additions, or to correct dollar amounts that were not correctly stated, in each case, subject to the limitations set forth in Section
3.2 of the Employee Bonus Plan. From and after the Closing Date, CPIC shall, and the Purchaser shall cause CPIC to, perform and comply with its obligations under the Employee Bonus Plan.

     Section 5.13 FINANCIAL STATEMENTS.

The Sellers shall deliver to the Purchaser, as soon as practicable but not less than 10 business days prior to the Closing Date, the 2000 Reissued CPIC Financial Statements and the 2001 Financial Statements. The Sellers shall use their best efforts to cooperate with each of the Company's auditors in connection with the issuance of an unqualified opinion with respect to the 2000 Reissued CPIC Financial Statements and the 2001 Financial Statements. The Purchaser shall use its best efforts to cooperate, and in no way interfere, with each of the Company's auditors in connection with the issuance of an unqualified opinion with respect to the 2000 Reissued CPIC Financial Statements and the 2001 Financial Statements.

     Section 5.14 TRANSFERS OF SHARES TO TRUSTS.

Notwithstanding anything to the contrary contained herein, any descendant of JCP that is a Seller may take all actions necessary to transfer ownership of his or her shares of Stock to a trust established for estate planning purposes prior to the Closing if, (a) all of the beneficiaries of such trusts are a Seller or a member of the immediate family of such Seller, (b) prior to such transfer, the transferee executes and delivers to CPIC and the Purchaser a joinder agreement substantially in the form of Annex E hereto, and (c) no such action (taken together with all other actions and transfers pursuant to this Section 5.14) would breach any of the representations or warranties contained in Section 3.10(c) hereof. Any transferee of shares of Stock pursuant to this Section 5.14 shall take and hold such shares subject to this Agreement and to all the obligations, covenants, representations and warranties hereunder, and shall, from and after the time of such transfer, be deemed to be, and shall replace (in whole or in part) the transferee as a "Seller" for all purposes hereunder. Any such Seller agrees to use its best efforts to cause any such trust to comply with all of the provisions of this Agreement.

                                   ARTICLE VI

                       TAXES; ALLOCATION OF PURCHASE PRICE

     Section 6.1 INDEMNIFICATION.

         (a) Subject to Section 6.8, the Sellers shall be responsible for and shall indemnify and hold harmless the Purchaser and its Affiliates and, after the Closing, each Company (collectively, the "PURCHASER INDEMNIFIED PARTIES") against (i) all Taxes of the Companies or any consolidated, combined or unitary group of which any Company is or has been a member, (ii) all Taxes with respect to Tax periods or portions of Tax periods ending on or before the Closing Date, of the Companies (including any deferred Taxes with respect to such periods),
(iii) all Taxes payable by any Company on the deemed sale of its assets by reason of the Section 338(h)(10) Election, including any such Taxes imposed by any state or local taxing authority as a result of an election or deemed election pursuant to Section 338(g) of the Code (or any comparable election under state, local or foreign law) if an election under Section 338(h)(10) is made and such state or local taxing authority does not allow or respect a
Section 338(h)(10) election with respect to the Sale of the Stock and (iv) any Damages (as defined in Section 9.2(a)) incurred by the Purchaser Indemnified Parties as a result of or arising out of the inaccuracy or incompleteness of any representation or warranty set forth in Section 3.10, (v) all Taxes payable by the Purchaser resulting from any failure to receive a valid 116(2) Certificate (as defined in Section 7.9) from any Seller, and (vi) any Transfer Taxes for which the Sellers are responsible pursuant to Section 1.5. For purposes of
Section 6.1(a)(iv), Damages for which the Sellers are responsible include the cost to the Purchaser Indemnified Parties of failing to obtain an aggregate "step-up" in the tax basis of any of the assets of CPIC and SMI resulting from any invalid Section 338(h)(10) Election (and any comparable elections under applicable state and local law) attributable solely to any inaccuracy or incompleteness of any representation or warranty set forth in Section 3.10, which, for purposes of this Agreement, shall equal the net present value of the loss of any deductions, amortizations, exclusions from income or other allowances that would have been available to the Purchaser Indemnified Parties if a valid Section 338(h)(10) election had been made (including all comparable elections available under state or local tax law) and the Purchase Price had been allocated as provided in ANNEX C, as amended, calculated by (x) using the maximum marginal federal, state, local and foreign Tax rates applicable to the Purchaser Indemnified Parties for 2001, (y) using a discount rate equal to the mid-term applicable federal rate in effect on the Closing Date (compounded semi-annually) and (z) assuming that all deductions, amortizations, exclusions from income or other allowances would be utilized at the earliest date or dates allowable by applicable law; provided, however, that the Sellers make no representation or warranty to any of the Purchaser Indemnified Parties as to whether the allocation of Purchase Price described in Section 6.4 will be respected (in whole or in part) by any taxing authority or other Governmental Authority.

         (b) Subject to Section 6.8, the Purchaser shall be responsible for and shall indemnify and hold harmless the Sellers against (i) all Taxes of the Purchaser, or any consolidated, combined or unitary group of which the Purchaser is or will be a member, (ii) all Taxes with respect to Tax periods or portions of Tax periods beginning after the Closing Date, of any Company, excluding all Taxes described in Section 6.1(a)(iii), which shall be the Sellers' sole responsibility, as provided for in Section 6.1(a) and (iii) all Transfer Taxes for which the Purchaser is responsible pursuant to Section 1.5.

         (c) Any Taxes of any Company attributable to a Tax period which begins before and ends after the Closing Date (a "STRADDLE Period") shall be apportioned between the Sellers and the Purchaser based on the actual operations and transactions of such Company during the portion of such period ending on the Closing Date, and the portion of such period beginning after the Closing Date, respectively, calculated as though the taxable year of such Company terminated at the close of business on the Closing Date, except that (i) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per diem basis and (ii) real property, personal property, intangibles and other similar Taxes shall be allocated in accordance with the principles of Section 164(d) of the Code. The Sellers shall be obligated to pay the Purchaser for all Straddle Period Taxes apportioned to the Sellers pursuant hereto. Nothing in this Section 6.1(c) shall be deemed to affect the Sellers' obligation to indemnify the Purchaser and its Affiliates pursuant to Section 6.l(a)(ii).

         (d) Upon timely notice from the Purchaser, the Sellers shall pay to the Purchaser any payment required to be paid by the Sellers pursuant to Section 6.1(a) and/or Section 6.1(c), and upon timely notice from the Sellers, the Purchaser shall pay to the Sellers any payment required to be paid by the Purchaser pursuant to Section 6.1(b), in each case at least five business days prior to the date any such payment is due.

    Section 6.2 FILING RESPONSIBILITY.

         (a) The Sellers shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of each Company for all Tax periods ending on or before the Closing Date and timely pay, or cause to be paid, when due, all Taxes relating to such returns.

         (b) The Purchaser shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of each Company for all Straddle Periods, and timely pay, or cause to be paid, when due, all Taxes relating to such returns. The Purchaser shall provide, or cause to be provided, to the Sellers' Representatives a substantially final draft of each such Tax Return at least 30 days prior to the due date for filing such Tax Return, for review by the Sellers' Representatives. The Sellers' Representatives shall notify the Purchaser of any reasonable objections the Sellers may have to any items set forth in such draft Tax Return and the Purchaser and the Sellers' Representatives agree to consult and resolve in good faith any such objection and to mutually consent to the filing of such Tax Return.

     Section 6.3 COOPERATION. After the Closing, the Purchaser and the Sellers' Representatives shall promptly make available or cause to be made available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to Tax liabilities and potential Tax liabilities relating to each Company for all periods prior to or including the Closing Date and any Straddle Periods and shall preserve all such information, records and documents until 60 days after the expiration of any applicable statute of limitations or extensions thereof. The Purchaser shall prepare and provide to the Sellers' Representatives any Tax information packages requested by the Sellers' Representatives for the Sellers' use in preparing the Sellers' or any Company's Tax Returns. Such Tax information packages shall be completed by the Purchaser and provided to the Sellers' Representatives within 75 days after the Sellers' Representatives' request therefore. Each party shall bear its own expenses in complying with the foregoing provisions.

     Section 6.4 SECTION 338 ELECTIONS AND FORMS; ALLOCATION OF PURCHASE PRICE.

         (a) With respect to the Purchaser's acquisition of the stock of CPIC and SMI hereunder, the Sellers and the Purchaser hereby covenant and agree with each other that they will join in making an election under Section 338(h)(l0) of the Code, and the Treasury Regulations promulgated thereunder (the "SECTION 338(h)(10) ELECTION"), (ii) prior to the Closing Date, the Sellers' Representatives and the

Purchaser shall prepare, in accordance with the terms set forth in Section 6.4(c), the respective IRS Forms 8023 (the "FORM 8023") on which the Section 338(h)(10) Elections shall be made, (iii) at or prior to the Closing, the Sellers' Representatives shall deliver to the Purchaser properly executed Forms 8023 containing information prepared in accordance with the terms set forth in
Section 6.4(c), which the Purchaser shall file with the Internal Revenue Service not later than five days following the Closing Date, (iv) Sellers and the Purchaser shall jointly and timely make all elections under state or local tax law comparable to the Section 338(h)(10) Elections with respect to CPIC and SMI not later than 30 days following the Closing Date, (v) Sellers and the Purchaser shall, as promptly as practicable following the Closing Date, cooperate with each other to take all other actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) otherwise to effect, perfect and preserve timely Section 338(h)(10) Elections in accordance with applicable Treasury regulations (or any comparable provisions of state or local tax law) or any successor provisions and (vi) Sellers and the Purchaser shall report the sale and acquisition, respectively, of the stock of CPIC and SMI consistent with the Section 338(h)(10) Elections (and any comparable elections under state or local tax laws) and shall take no position to the contrary thereto in any Tax Return, or in any proceeding before any taxing authority or otherwise.

         (b) To the extent permissible or required by law, Sellers and the Purchaser shall cooperate in the preparation and timely filing of (i) any corrections, amendments or supplements to the Forms 8023 and (ii) any state or local forms or reports that are necessary or appropriate for purposes of complying with the requirements for making any state or local election that is comparable to the Section 338(h)(10) Elections. To the extent necessary for the valid filing of any such corrections, amendments, supplements, forms or reports, Sellers and the Purchaser shall cooperate in the timely execution thereof.

         (c) The Purchase Price shall be allocated among the assets of the Companies acquired by the Purchaser in connection with the Purchaser's acquisition of the stock of CPIC and SMI hereunder as provided in ANNEX C, subject to any adjustment required thereto as a result of adjustments to the Purchase Price after the date hereof or to update asset values as of the Closing Date, provided that any such adjustments to the allocation are agreed to in writing by the Purchaser and the Sellers' Representatives. The Purchaser and the Sellers shall use the asset values determined from the allocation of Purchase Price described in ANNEX C (subject to any adjustments to the allocation agreed to in writing by the Purchaser and the Sellers' Representatives) for purposes of all reports and returns with respect to Taxes, including Form 8023.

     Section 6.5 REFUNDS OR CREDITS. The Purchaser and the Companies shall promptly pay to the Sellers any refunds or credits of Taxes for which the Sellers may be entitled under Section 6.1(a). For purposes of this Section 6.5, the term "refund" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset and receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the reasonable request of the Sellers' Representatives and subject to the consent of the Purchaser (which consent shall not be unreasonably withheld), the Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; PROVIDED, HOWEVER, that the Purchaser shall not be required to file such claims for refund to the extent such claims for refund would have a Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. The Purchaser shall be entitled to all other refunds and credits of Taxes; PROVIDED, HOWEVER, it will not allow the amendment of any Tax Return relating to any Taxes for a period ending on or prior to the Closing Date or the carryback of an item to a period ending on or prior to the Closing Date without the prior written consent of the Sellers' Representatives.

     Section 6.6 CONTESTS. Whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which the Sellers are or may be liable under this Agreement, the Purchaser shall, if informed of such an assertion, promptly inform the Sellers Representatives', and the Sellers Representatives shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Sellers may be liable under this Agreement, PROVIDED, that the Sellers' Representatives shall not be entitled to settle, pay, compromise, litigate or dispose of any such claim without Purchaser's consent (which consent shall not be unreasonably withheld or delayed). Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which the Purchaser is or may be liable under this Agreement, the Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which the Sellers are liable under this Agreement. Notwithstanding anything to the contrary in this Agreement, whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of any Taxes with respect to a Straddle Period, the Purchaser shall, if informed of such an assertion, promptly inform the Sellers' Representatives, and the Purchaser and the Sellers' Representatives agree to consult and jointly control in good faith any resulting proceedings and to jointly determine whether and when to settle any such claim, assessment or dispute.

     Section 6.7 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. Any payments made pursuant to this Article VI, Section 9.2 or Section 9.3 shall be treated for all Tax purposes as adjustments to the Purchase Price and allocated to the relevant Company.

     Section 6.8 SURVIVAL AND EXCLUSIVITY. Notwithstanding anything to the contrary in this Agreement, the indemnification obligations contained in this
Article VI shall be in addition to those contained in Article IX, but shall be subject to the limits on indemnification contained in Section 9.3 (other than Section 9.3(a)), and together with the representations and warranties made in
Section 3.10, shall survive with full force and effect until 60 days after the applicable statute of limitations has expired (giving effect to valid extensions thereto) with respect to each such Tax; PROVIDED, HOWEVER, that any indemnification obligations arising out of any Taxes with respect to the state of Michigan or the city of Philadelphia for Tax periods or portions of Tax periods ending on or before the Closing Date will not be subject to the limits on indemnification contained in Section 9.3.

                                  ARTICLE VII

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     The Purchaser's obligations to consummate the Closing are conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

     Section 7.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Sellers contained in this Agreement or in any Annex or Schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date), and the Sellers shall have delivered to the Purchaser a certificate dated the Closing Date to such effect.

     Section 7.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Sellers to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, and the Sellers shall have delivered to the Purchaser a certificate dated the Closing Date to such effect.

     Section 7.3 NO INJUNCTION. No court or other Governmental Authority shall have issued an injunction or order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement.

     Section 7.4 GOVERNMENTAL AND OTHER APPROVALS. All of the governmental consents and approvals which are required to be obtained in connection with this Agreement or the consummation of the transactions contemplated hereby, and all other consents and approvals which are set forth in SCHEDULE 7.4 shall have been received and any violations cured or waived, and such approvals or waivers shall be in full force and effect. All waiting periods under the HSR Act shall have been terminated or expired.

     Section 7.5 RESIGNATIONS. All Persons who are directors of a Company whose principal employment is not as an officer of that Company and whom the Purchaser so requests shall have resigned such directorship effective upon the Closing.

     Section 7.6 FIRPTA CERTIFICATE. The Purchaser shall have received from the Sellers a duly executed certification (in the form attached hereto as ANNEX D, "FIRPTA CERTIFICATE") that the Sellers are not foreign persons in the form set forth in Treasury Regulation Section 1.1445-2(b)(2)(iii)(a). Notwithstanding anything to the contrary contained herein, if any of the Sellers fails to provide the Purchaser with the FIRPTA Certificate, the Purchaser shall be entitled to withhold the requisite amount from the Purchase Price in accordance with Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

     Section 7.7 DELIVERY OF FINANCIAL STATEMENTS. The Sellers shall have delivered to the Purchaser the 2000 Reissued CPIC Financial Statements and the 2001 Financial Statements, and the Purchaser shall have received the associated unqualified opinion of each of the Company's auditors with respect to the 2000 Reissued CPIC Financial Statements and the 2001 Financial Statements.

     Section 7.8 PATENTS ON SCHEDULE 3.9(b). The assignment to CPIC of the patents listed in SCHEDULE 3.9(B) shall be filed for recording with the United States Patent and Trademark Office prior to Closing.

     Section 7.9 SECTION 116(2) CERTIFICATE. The Purchaser shall have received from each of the Sellers a certificate issued by the Minister of National Revenue of Canada pursuant to subsection 116(2) of the Income Tax Act of Canada (the "ITA") which evidences a certificate limit (as defined in subsection 116(2) of the ITA) that is no less than such Seller's proportionate amount of the Purchase Price allocated to LTSI (a "116(2) Certificate"). Notwithstanding anything to the contrary contained herein, if any of the Sellers fails to provide the Purchaser with a valid 116(2) Certificate prior to the Closing Date, the Purchaser shall be entitled to withhold an amount equal to 25% of the Purchase Price allocated to such Seller's interest in LTSI. If the Purchaser receives a valid 116(2) Certificate from such Seller no later than two business days prior to the thirtieth day after the end of the month which includes the Closing Date, the Purchaser shall pay the withheld amount to such Seller in immediately available funds; if no such 116(2) Certificate is received by the Purchaser within such period, the Purchaser shall pay the withheld amount to the Receiver General of Canada and shall have no further liability to such Seller with respect to such withheld amount.

     Section 7.10 TERMINATION OF STOCK TRANSFER AGREEMENT.The Stock Transfer Agreement, dated as of April 30, 1992, between JJC, JCP, CPIC and Lake Shore National Bank, shall be terminated prior to the Closing and notice of such termination shall have been delivered to Lake Shore National Bank.

                                  ARTICLE VIII

                     CONDITIONS TO THE SELLERS' OBLIGATIONS

     The Sellers' obligations to consummate the Closing are conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

     Section 8.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date), and in each case except where the failure to be true and correct would not prevent the Purchaser from performing its obligations hereunder, and the Purchaser shall have delivered to the Sellers a certificate dated the Closing Date to such effect.

     Section 8.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Purchaser to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects, including, without limitation, the payment by the Purchaser of the Purchase Price, and the Purchaser shall have delivered to the Sellers a certificate dated the Closing Date to such effect.

     Section 8.3 NO INJUNCTION. No court or other Governmental Authority shall have issued an injunction or order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated by this Agreement.

     Section 8.4 GOVERNMENTAL APPROVALS. All of the governmental consents and approvals which are required to be obtained by the Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby shall have been received and any violations cured or waived, and such approvals or waivers shall be in full force and effect. All waiting periods under the HSR Act shall have been terminated or expired.



                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     Section 9.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties made in this Agreement or any certificate delivered pursuant to this Agreement shall terminate 18 months after the Closing Date; PROVIDED, THAT, (i) the representations and warranties contained in Sections 2.1, 2.2, 3.1, 3.2 and 3.10 shall survive until 60 days following the expiration of the statute of limitations period applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension there) if later, (ii) the representations and warranties as to title to the Stock in Sections 2.1 and 3.3 shall survive indefinitely, (iii) the representations and warranties contained in Section 3.15 shall survive until four years after the Closing Date and (iv) the representations and warranties contained in Section 3.12 shall survive until three years after the Closing Date; PROVIDED, FURTHER, HOWEVER, that any claims of a breach of any surviving representation or warranty made in good faith prior to the applicable expiration date therefore shall survive such date to the extent of the facts alleged in such claim and any other claim related to such claim or the facts underlying such claim prior to such expiration date. The covenants and agreements contained herein to be performed or complied with after the Closing shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby.

     Section 9.2 INDEMNITIES.

         (a) From and after the Closing, each of JCP and JJC hereby agrees, severally to the extent of his Proportionate Indemnity Interest, and not jointly, to indemnify and hold harmless the Purchaser and, without duplication each Company, from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "DAMAGES") suffered or paid by the Purchaser or any Company as a result of the breach by any Seller of (i) any representation or warranty made by any Seller in this Agreement and (ii) any covenant, undertaking or other agreement of any Seller contained in this Agreement. "PROPORTIONATE INDEMNITY INTEREST," as used herein, shall mean 50% with respect to JCP and 50% with respect to JJC.

         (b) From and after the Closing, the Purchaser hereby agrees to indemnify and hold harmless the Sellers against Damages suffered or paid by each and, without duplication, all of them as a result of the breach by the Purchaser of (i) any representation or warranty made by the Purchaser in this Agreement and (ii) any covenant, undertaking or other agreement of the Purchaser contained in this Agreement.

         (c) Any party seeking indemnification under this Article IX (an "INDEMNIFIED PARTY") shall give each party from whom indemnification is being sought (each, an "INDEMNIFYING PARTY") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this
Article IX with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article IX (collectively, "THIRD PARTY CLAIMS") shall be governed by the following additional terms and conditions: if an Indemnified Party shall receive, after the Closing Date, initial notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within such time frame as necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists a conflict of interest (including, without limitation, the availability of one or more legal defenses to the Indemnified Party which are not available to the Indemnifying Party) that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain one counsel (plus appropriate local counsel), at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party. Finally, no Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this Section 9.2(c) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party which shall not be unreasonably withheld or delayed.

     Section 9.3 LIMITS ON INDEMNIFICATION.

         (a) No amount shall be recoverable by the Purchaser pursuant to Section 9.2(a) unless the aggregate amount of Damages (other than those relating to representations and warranties in Section 3.10 in respect of which no "basket" shall apply) so recoverable exceeds $2,000,000, and in such case each of JCP and JJC shall be required to pay his Proportionate Indemnity Interest of all of the Damages in excess of $1,000,000.

         (b) No amount shall be recoverable by the Sellers pursuant to Section 9.2(b) unless the aggregate amount of Damages (other than those relating to the covenants in Section 5.12 in respect of which no "basket" shall apply) so recoverable exceeds $2,000,000, and in such case the Purchaser shall be required to pay all of the Damages in excess of $1,000,000.

         (c) Notwithstanding anything to the contrary contained in this Agreement but subject to Section 6.8, the maximum amount of indemnifiable Damages which may be recovered by the Purchaser arising out of or resulting from the causes enumerated in Section 9.2(a) shall be an amount equal to $22,500,000 from JCP and $22,500,000 from JJC.

         (d) Notwithstanding anything to the contrary contained in this Agreement but subject to Section 6.8, the maximum amount of indemnifiable Damages which may be recovered by the Sellers arising out of or resulting from the causes enumerated in Section 9.2(b) shall be an amount equal to $45,000,000.

         (e) In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Damage shall be deemed to have been sustained by such party to the extent of any proceeds received or to be received by such party from any insurance policies with respect thereto. The indemnification provided for in Article VI and in this Article IX shall constitute the sole remedy of any party to the Agreement with respect to (i) breaches by any other party to the Agreement of any of the representations, warranties, agreements or covenants contained in the Agreement, (ii) any events, circumstances or conditions which are the subject of the representations, warranties, covenants or agreements contained in the Agreement, (iii) any other matters related to the Sale or the transactions contemplated by the Agreement, and (iv) any other events, circumstances or conditions relating to the ownership or operation of any Company prior to the Closing.

(f) If the Damages suffered or paid by a party pursuant to Section 9.2 (an "INDEMNITY CLAIM") results in an adjustment to the Purchase Price, then the indemnity payment shall equal the full amount of the Indemnity Claim. If the Indemnity Claim does not result in an adjustment to the Purchase Price and gives rise to a currently realizable Tax Benefit to the party making the claim, the indemnity payment shall be reduced by the amount of the Tax Benefit available to the party making the claim. To the extent such Indemnity Claim does not give rise to a currently realizable Tax Benefit, if the amount with respect to which any indemnity payment is made gives rise to a subsequently realized Tax Benefit to the party that made the claim, such party shall refund to the Indemnifying Party the amount of such Tax

Benefit when, as and if realized. For the purposes of this Agreement, any subsequently realized Tax Benefit shall be treated as though it were a reduction in the amount of the initial indemnity payment, and the liabilities of the parties shall be redetermined as though both occurred at or prior to the time of the indemnity payment. For purposes of this Section 9.3(f), a "TAX BENEFIT" means an amount by which the net Tax liability of the party (or Persons including or related to the party) is reduced (including, without limitation, by deduction, reduction of income by virtue of increased Tax basis or otherwise, entitlement to refund, credit or otherwise) plus any related interest received from the relevant taxing authority (net of any Taxes payable as a result of the receipt thereof) and taking into account the net present value (as determined below) of any net increase in the party's liability for Taxes which is attributable to the loss of deductions, amortizations, exclusions from income or other allowances resulting from any adjustments to the Purchase Price (which gives rise to any adjustments to the tax basis of any Company asset or assets) by reason of the party's receipt of the indemnity payment. The net present value of any net increase in the party's liability for Taxes shall be calculated by
(x) using the maximum marginal federal, state, local and foreign Tax rates applicable to the party for 2001, (y) using a discount rate equal to the mid-term applicable federal rate in effect on the Closing Date (compounded semi-annually) and (z) assuming that all deductions, amortizations, exclusions from income or other allowances would be utilized at the earliest date or dates allowable by applicable law. Where a party has other losses, deductions, credits or items available to it, the Tax Benefit from any losses, deductions, credits or items relating to the Indemnity Claim shall be deemed to be utilized last relative to any other losses, deductions, credits or items. For purposes of this
Section 9.3(f), a Tax Benefit is "currently realizable" to the extent it can be reasonably anticipated that such Tax Benefit will be realized in the current taxable period or year or in any Tax Return with respect thereto (including through a carryback to a prior taxable period) or in any taxable period or year prior to the date of the Indemnity Claim. In the event that there should be a determination disallowing the Tax Benefit, the Indemnifying Party shall be liable to refund to the Indemnified Party the amount of any related reduction previously allowed or payments previously made to the Indemnifying Party pursuant to this Section 9.3(f). The amount of the refunded reduction or payment shall be deemed a payment under Section 9.2.

         (g) Except as provided in Section 9.3(f), an Indemnifying Party shall not be liable under this Article IX for consequential damages, special damages, incidental damages, indirect damages, lost profits or similar items; PROVIDED, HOWEVER, that this Section 9.3(g) shall not relieve the Indemnifying Party of obligations to pay consequential damages, special damages, incidental damages, indirect damages, lost profits or similar items required to be paid for the benefit of a third party pursuant to a Third Party Claim.

         (h) To the extent that the Indemnifying Party discharges any claim for indemnification hereunder, they shall be subrogated to all related rights of the Indemnified Party against third parties.

         (i) Each Indemnified Party shall be obligated in connection with any claim for indemnification under Section 9.2 to use commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

                                   ARTICLE X

                                   TERMINATION

     Section 10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing Date:

         (a) by the mutual consent of the Sellers and the Purchaser;

         (b) by either the Sellers or the Purchaser:

                (i) if the Closing shall not have occurred on or prior to January 31, 2002; provided, however, that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

                (ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

         (c) by the Sellers if the Purchaser (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect in each case such that the conditions set forth in
Article VIII would not be satisfied; PROVIDED, HOWEVER, that if any such breach is curable by the Purchaser through the exercise of its reasonable best efforts and for so long as the Purchaser shall be so using its reasonable best efforts to cure such breach, the Sellers may not terminate this Agreement pursuant to this Section 10.1(c); or

         (d) by the Purchaser if the Sellers (x) breach or fail in any material respect to perform or comply with any of their material covenants and agreements contained herein or (y) breach their representations and warranties in any material respect in each case such that the conditions set forth in Article VII would not be satisfied; PROVIDED, HOWEVER, that if any such breach is curable by the Sellers through the exercise of the Sellers' reasonable best efforts and for so long as the Sellers' shall be so using their reasonable best efforts to cure such breach, the Purchaser may not terminate this Agreement pursuant to this
Section 10.1(d).

         Section 10.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 10.1, written notice thereof shall be given to the other parties specifying the provision hereof pursuant to which such termination is made, and all further obligations of the parties hereto under this Agreement (other than pursuant to the last sentence of Section 5.2, this Section 10.2 and Sections 11.1,11.2, 11.4, 11.6, 11.7, 11.8, 11.10, 11.l3
and 11.14, all of which shall continue in full force and effect) shall terminate without further liability or obligation of either party to the other party hereunder; PROVIDED, HOWEVER, that no party shall be released from liability hereunder if this Agreement is terminated by reason of any willful breach of this Agreement by such party.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         Section 11.1 EXPENSES. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

         Section 11.2 GOVERNING LAW; CONSENT TO JURISDICTION.

                (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois without giving effect to any conflict of law provisions thereof.

                (b) Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Illinois, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 11.6 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by law.

         Section 11.3 CAPTIONS. The Article and Section captions used herein and in the Schedules are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.4 PUBLICITY. Neither of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of the Sale, this Agreement or the matters contained herein, without obtaining the prior approval of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market or inter-dealer quotation system in which case, the party proposing to issue such press release or make such public statement shall use its reasonable best efforts to consult in good faith with the other party before issuing such press release or making such public statement. The requirements of this Section 11.4 shall be in addition to those included in the Confidentiality Agreement.

         Section 11.5 BUSINESS RECORDS. After the Closing Date, the Purchaser shall afford each of the Sellers and their attorneys, accountants, officers and other representatives reasonable access, during normal business hours, to such books and records of each Company (and shall permit such Persons to examine and copy such books and records to the extent reasonably requested by such party) and shall cause the directors, officers and employees of such Company to furnish all such information reasonably requested by any of the Sellers in connection with financial reporting and Tax matters (including financial and Tax audits and Tax contests), third party litigation and other similar business purposes. The Purchaser shall cause the Companies to maintain all such books and records in the jurisdiction in which such books and records were located prior to the Closing Date if required by applicable law and shall not destroy or dispose of any such books and records without the prior written consent of the Sellers' Representatives; PROVIDED, HOWEVER, that the Purchaser shall be entitled to destroy any of such books and records after the seventh anniversary of the Closing Date with the prior written consent of the Sellers' Representatives; PROVIDED FURTHER, HOWEVER, that if the Sellers' Representatives do not consent to the destruction of such books and records, the Purchaser may deliver them to the Sellers.

         Section 11.6 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person, transmitted via facsimile (with confirmation thereof), or sent by telecopy or by registered or certified mail, postage prepaid, or recognized overnight courier service addressed as follows:

         if to the Purchaser:

         Fisher Scientific International Inc.
         One Liberty Lane
         Hampton, New Hampshire 03842
         Attention:        Todd DuChene
         Tel:     (603) 929-2340
         Fax:     (603) 929-2703

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Attention:        Ralph Arditi, Esq.
         Tel:     (212) 735-3000
         Fax:     (212) 735-2000

         if to any of the Sellers, to the Sellers' Representatives:

         John C. Parmer
         9 Woodley Road
         Winnetka, Illinois
         Tel: (847) 446-7454

         and:

         Jerome J. Cole
         975 North Avenue
         Deerfield, Illinois
         Tel:  (847) 945-3362
         Fax:  (847) 945-4372

         with a copy to:

         Schiff Hardin & Waite
         6600 Sears Tower
         Chicago, Illinois 60606
         Attention:        Steve E. Isaacs, Esq.
         Tel:     (312) 258-5500
         Fax:     (312) 258-5700

or such other address or number as shall be furnished in writing by any such person, and such notice or communication shall be deemed to have been given (a) as of the date so personally delivered, transmitted via facsimile or sent by telecopy, (b) on the third business day after the mailing thereof or (c) on the first business day after delivery by recognized overnight courier service.

         Section 11.7 SELLERS' REPRESENTATIVES. The Sellers hereby appoint JCP and JJC as their representatives (the "SELLERS' REPRESENTATIVES") for purposes of making all investigations, receiving all payments and notices, giving all consents, and taking any other Sellers' action permitted or required under this Agreement to be taken by any of the Sellers, including the enforcement of the Sellers' rights under Sections 9.2 and 9.3. All action permitted or required to be taken by the Sellers' Representatives hereunder must be taken by both Sellers' Representatives. In the event of the death or written resignation (delivered to the Purchaser) of JCP or JJC as a Sellers' Representative hereunder, the Sellers hereby appoint Carolyn Noonan Parmer to serve as the successor Sellers' Representative to JCP hereunder and Ilene S. Cole to serve as the successor Sellers' Representative to JJC hereunder. The Purchaser may, for all purposes of this Agreement, assume and treat every notice, payment or other action directed to, or taken by, the Sellers' Representatives as if such notice, payment or other action had been directed to, or taken by, each Seller.

         Section 11.8 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that the Purchaser may assign all or a portion of its rights and obligations under this Agreement to one or more wholly owned Subsidiaries of Fisher Scientific International Inc.; PROVIDED, HOWEVER, that in the event the Purchaser assigns all or a portion of its rights and obligations under this Agreement, the Purchaser hereby unconditionally and irrevocably guarantees to the Sellers the prompt and full discharge by such Subsidiaries of all of the Purchaser's obligations under this Agreement in accordance with the terms hereof. The Purchaser also hereby agrees that, if such Subsidiaries fail to perform and discharge promptly all such obligations and liabilities in accordance with such terms, the Purchaser will, forthwith, upon demand, perform and discharge the same. The unconditional obligation of the Purchaser hereunder will not be affected, impaired or released by any extension, waiver or amendment (other than such Subsidiaries' performance). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         Section 11.10 ENTIRE AGREEMENT. This Agreement, including the Annexes, Schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement.

         Section 11.11 INTERPRETATION. For the purposes hereof, when any fact is stated to be to the "SELLERS' KNOWLEDGE" or the "COMPANIES' KNOWLEDGE" or words of similar impact, this shall mean the actual knowledge of the existence or non-existence of such fact by one of the persons identified in SCHEDULE 11.11 hereto. The words "HEREOF," "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Paragraph, Annex and Schedule references are to the Articles, Sections, Paragraphs, Annexes and Schedules of this Agreement unless otherwise specified. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 4, 2001. As used in this Agreement, the term "BUSINESS DAY"means a day, other than a Saturday or a Sunday, on which banking institutions in The City of

Chicago, Illinois are required to be open. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 11.12 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto; PROVIDED, HOWEVER, that notwithstanding this Section 11.12, the provisions of Section 5.4, to the extent applicable, shall inure to the benefit of officers, directors and employees of the Companies, and may be enforced by such officers, directors and employees and their respective heirs and personal representatives.

         Section 11.13 ATTORNEYS' FEES AND COSTS. Should any party institute any action, suit or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in connection therewith.

         Section 11.14 AMENDMENTS; WAIVERS. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by the Sellers' Representatives and the Purchaser expressly stating that such instrument is intended to amend, modify or supplement this Agreement. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

         FISHER SCIENTIFIC INTERNATIONAL INC.



         By:____________________________________
         Name:
         Title:




         _______________________________________
         Name:  Jerome J. Cole, for the purposes
                  of Section 5.7 hereof



         _______________________________________
         Name:  John C. Parmer, for the purposes
                  of Section 5.7 hereof


         SELLERS:



         _______________________________________
         Name:  Carolyn Noonan Parmer



         _______________________________________
         Name:  James William Parmer




         _______________________________________
         Name:  Carolyn Louise Parmer-Larochelle




         _______________________________________
         Name:  Raymond Charles Parmer




         _______________________________________
         Name:  Phyllis Marie Parmer




         _______________________________________
         Name:  John Francis Parmer

         JEROME J. COLE TRUST



         By:
            -----------------------------------------
         Name:  Jerome J. Cole, as Trustee of the
                Jerome J. Cole Trust


         JULIE L. COLE CRONE REVOCABLE TRUST



         By:
            -----------------------------------------
         Name:  Julie L. Cole Crone, as Trustee of the
                Julie L. Cole Crone Revocable Trust


         JENNIFER R. COLE REVOCABLE TRUST



         By:
            -----------------------------------------
         Name:  Jennifer R. Cole, as Trustee of the
                Jennifer R. Cole Revocable Trust


         JOHN CHARLES PARMER TRUST



         By:
            -----------------------------------------
         Name:  John C. Parmer, as Trustee of the
                John Charles Parmer Trust


         RAYMOND C. PARMER TRUST



         By:
            -----------------------------------------
         Name:  John C. Parmer, as Trustee of the
                Raymond C. Parmer Trust



         By:
            -----------------------------------------
         Name:  Carolyn Noonan Parmer, as Trustee
                of the Raymond C. Parmer Trust



         By:
            -----------------------------------------
         Name:  Raymond C. Parmer, as Trustee of
                the Raymond C. Parmer Trust

         JOHN F. PARMER TRUST



         By:
            -----------------------------------------
         Name:  John C. Parmer, as Trustee of the
                John F. Parmer Trust



         By:
            -----------------------------------------
         Name:  Carolyn Noonan Parmer, as Trustee
                of the John F. Parmer Trust



         By:
            -----------------------------------------
         Name:  John F. Parmer, as Trustee of
                the John F. Parmer Trust



















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